                                                Filed Pursuant to Rule 424(b)(3)
                                      Registration Statement No. 333-105242


           Prospectus Supplement to the Prospectus dated May 21, 2003 and the Prospectus Supplement dated December 9, 2003 -- No. 347

(GOLDMAN SACHS LOGO)
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B
                             ----------------------
                                  $14,000,000
               International Index-Linked Notes due December 2007
 (Linked to a Basket of the Dow Jones Euro STOXX 50(SM) Index, the FTSE(TM) 100
                                     Index,
              the Nikkei 225 Index and the Swiss Market Index(R))
                             ----------------------

    The amount that you will be paid on your note on the stated maturity date, December 24, 2007 (unless extended due to market disruption, currency disruption or non-business days), is determined with reference to the U.S. DOLLAR VALUE of the performance of a basket of four indices during the period from the trade date (December 17, 2003) to the determination date (the fifth business day prior to the stated maturity date, unless extended due to market disruption or currency disruption). IF THE BASKET RETURN IS EQUAL TO ZERO YOU WILL ONLY RECEIVE 95% OF THE FACE AMOUNT OF YOUR NOTE AT STATED MATURITY. YOU WILL RECEIVE THE FACE AMOUNT OF YOUR NOTE AT STATED MATURITY IF THE LEVEL OF THE BASKET INCREASES BY 5% OVER THE TERM OF THE NOTES. THERE WILL BE A MAXIMUM RETURN ON YOUR NOTE, CALCULATED AS A PERCENTAGE OF THE FACE AMOUNT, EQUAL TO 43%. You will not receive any interest or other payment with respect to the notes prior to the stated maturity date.
    The performance of each index will be equal to the increase or decrease IN THE U.S. DOLLAR VALUE of that index from the trade date to the determination date determined by converting the value of each index from the currency in which it is denominated ("Index Currency") into U.S. dollars on the trade date and on the determination date. The basket return on your note will reflect changes in the value of each index and in the exchange rate between the U.S. dollar and the Index Currencies. AS A RESULT, IF THE VALUE OF THE U.S. DOLLAR APPRECIATES AGAINST SOME OR ALL OF THE INDEX CURRENCIES, YOU MAY ONLY BE PAID 95% OF THE FACE AMOUNT OF YOUR NOTE, DESPITE THE FACT THAT THERE HAVE BEEN INCREASES IN SOME OR ALL OF THE INDICES.
    The initial basket level is USD 100 and the relative weighting of the four indices is 37.65% for the Dow Jones Euro STOXX 50(SM) Index (denominated in euros), 29.55% for the FTSE(TM) 100 Index (denominated in British pounds sterling), 24.49% for the Nikkei 225 Index (denominated in Japanese yen) and 8.31% for the Swiss Market Index(R) (denominated in Swiss francs).
    If the basket return is equal to or greater than the appreciation cap of 0.48, you will be paid 95% of the face amount of your note plus an amount equal to the face amount of your note multiplied by the appreciation cap. AS A RESULT THE MAXIMUM AMOUNT YOU CAN RECEIVE ON THE STATED MATURITY DATE WILL BE 143% OF THE FACE AMOUNT OF YOUR NOTE.
    If the basket return is less than the appreciation cap but greater than zero, you will be paid 95% of the face amount of your note, plus an amount equal to the face amount of your note multiplied by the basket return. AS A RESULT, YOU CAN LOSE UP TO 5% OF YOUR INVESTMENT IF THE LEVEL OF THE BASKET DOES NOT INCREASE, AND YOU WILL NOT RECEIVE BACK THE AMOUNT THAT YOU INVESTED UNLESS THE LEVEL OF THE BASKET INCREASES BY 5% OR MORE OVER THE TERM OF THE NOTES. BECAUSE THE BASKET RETURN IS MULTIPLIED BY THE FACE AMOUNT OF YOUR NOTE AND THEN ADDED TO 95% OF THE FACE AMOUNT OF YOUR NOTE, YOUR RETURN ON YOUR INVESTMENT AS A PERCENTAGE OF THE FACE AMOUNT OF YOUR NOTE WILL ALWAYS BE LESS THAN THE BASKET RETURN (EXPRESSED AS A PERCENTAGE) IN THE EVENT THAT THE BASKET RETURN IS POSITIVE.
    If the basket return is equal to or less than zero, you will be paid 95% of the face amount of your note. AS A RESULT, IF THE FINAL BASKET LEVEL IS EQUAL TO OR LESS THAN THE INITIAL BASKET LEVEL, YOU WILL ONLY RECEIVE 95% OF THE FACE AMOUNT OF YOUR NOTE AND YOU WILL LOSE 5% OF YOUR INVESTMENT.
    We will calculate the amount that you will be paid on your note on the stated maturity date as described in "Summary Information" on page S-2 under the heading "How We Will Calculate the Amount You Will Be Paid on Your Note".
    Because we have provided only a brief summary of the terms of your note above, you should read the detailed description of the terms of the notes found in "Summary Information -- Key Terms" on page S-3 and "Specific Terms of Your Note" beginning on page S-21.

    YOUR INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. IN PARTICULAR, ASSUMING NO CHANGES IN MARKET CONDITIONS OR OTHER RELEVANT FACTORS, THE VALUE OF YOUR NOTE ON THE DATE OF THIS PROSPECTUS SUPPLEMENT (AS DETERMINED BY REFERENCE TO PRICING MODELS USED BY GOLDMAN, SACHS & CO.) IS SIGNIFICANTLY LESS THAN THE ORIGINAL ISSUE PRICE. WE ENCOURAGE YOU TO READ "ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTE" ON PAGE S-13 SO THAT YOU MAY BETTER UNDERSTAND THOSE RISKS.

ORIGINAL ISSUE DATE (SETTLEMENT DATE):  December 24, 2003         UNDERWRITING
DISCOUNT: 0.30% of the face amount

ORIGINAL ISSUE PRICE:  100% of the face amount

NET PROCEEDS TO THE GOLDMAN SACHS GROUP, INC.:  99.70% of the face amount
                             ----------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

    Goldman Sachs may use this prospectus supplement in the initial sale of the notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus supplement in a market-making transaction in a note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.
                             ----------------------

                 Prospectus Supplement dated December 17, 2003.

The Dow Jones Euro STOXX 50(SM) Index is owned by STOXX LIMITED. The name of the index is a service mark of DOW JONES & COMPANY, INC. and has been licensed for certain purposes by Goldman, Sachs & Co. The notes are not sponsored, endorsed, sold or promoted by STOXX LIMITED or DOW JONES & COMPANY, INC.

"FTSE(TM)", "FT-SE(R)", and "Footsie(R)" are trademarks of the London Stock Exchange Plc and The Financial Times Ltd and are used by FTSE International Limited under license. The notes are not sponsored, endorsed or otherwise promoted by FTSE International Ltd or by the London Stock Exchange Plc or by The Financial Times Ltd.

Nikkei 225 is a trademark of Nihon Keizai Shimbun, Inc (NKS(TM)). The notes are not sponsored, endorsed, sold or promoted by NKS and NKS makes no representation regarding the advisability of investing in the notes.

SMI(R) (Swiss Market Index(R)) is a registered trademark of SWX Swiss Exchange which is used under license. The notes are neither endorsed, issued, sold or promoted by SWX Swiss Exchange. All liability is excluded.

                              SUMMARY INFORMATION

We refer to the notes we are offering by this prospectus supplement as the "offered notes" or the "notes". Each of the offered notes, including your note, has the terms described below and under "Specific Terms of Your Note" on page S-21. Please note that in this prospectus supplement, references to "The Goldman Sachs Group, Inc.", "we", "our" and "us" mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries. Also, references to the "accompanying prospectus" mean the accompanying Prospectus, dated May 21, 2003, as supplemented by the accompanying Prospectus Supplement, dated December 9, 2003, of The Goldman Sachs Group, Inc.

         HOW WE WILL CALCULATE THE AMOUNT YOU WILL BE PAID ON YOUR NOTE

     On the stated maturity date, we will pay you an amount in cash based on the basket return during the term of the notes. We will calculate the basket return as follows:

- First, the reference amount for each index included in the basket was determined on the trade date by (1) converting the closing level of each index on the trade date (denominated in the currency in which the relevant index is denominated) into U.S. dollars at the effective currency exchange rate on the trade date, and (2) dividing (based on an initial basket level of USD 100 and the relative weighting of each index listed above) each of (a) USD 37.65, in case of the Dow Jones Euro STOXX 50(TM) Index, (b) USD 29.55, in the case of the FTSE(TM) Index, (c) USD 24.49, in the case of the Nikkei 225 Index, and
  (d) USD 8.31, in the case of the Swiss Market Index(R), by the U.S. dollar closing level of that index calculated in (1). The reference amounts are
  0.011286 for the Dow Jones Euro STOXX 50(SM) Index, 0.003852 for the FTSE(TM) 100 Index, 0.260875 for the Nikkei 225 Index and 0.001946 for the Swiss Market Index(R).

- Second, on the determination date we will (1) convert the final index level of each index (denominated in the currency in which the relevant index is denominated) into U.S. dollars at the effective currency exchange rate on that date, (2) multiply the U.S. dollar value of each index calculated in (1) by the reference amount, and (3) determine the final basket level by adding the amounts determined in (2) for each index.

- Third, we will calculate the basket return by determining the percentage increase or decrease (if any) from the initial basket level to the final basket level, with the result expressed as a decimal number. For example, if the final basket level is 110% of the initial basket level, the basket return would be 0.10.

     Once we have determined the basket return in accordance with the three bullets set forth above, we will calculate the amount that you will be paid on each $1,000 face amount of your note on the stated maturity date as follows:

- If the basket return is equal to or greater than the appreciation cap of 0.48, you will be paid 95% of the face amount of your note plus an amount equal to the face amount of your note multiplied by the appreciation cap. AS A RESULT, THE MAXIMUM AMOUNT YOU CAN RECEIVE ON THE STATED MATURITY DATE IS 143% OF THE FACE AMOUNT OF YOUR NOTE.

- If the basket return is less than the appreciation cap but greater than zero, you will be paid 95% of the face amount of your note, plus an amount equal to the face amount of your note multiplied by the basket return. AS A RESULT, YOU CAN LOSE UP TO 5% OF YOUR INVESTMENT IF THE LEVEL OF THE BASKET DOES NOT INCREASE AND YOU WILL NOT RECEIVE BACK THE AMOUNT THAT YOU INVESTED UNLESS THE LEVEL OF THE BASKET INCREASES BY 5% OR MORE OVER THE TERM OF THE NOTES. BECAUSE THE BASKET RETURN IS MULTIPLIED BY THE FACE AMOUNT OF YOUR NOTE AND THEN ADDED TO 95% OF THE FACE AMOUNT OF YOUR NOTE, YOUR RETURN ON YOUR INVESTMENT AS A PERCENTAGE OF THE FACE AMOUNT OF YOUR NOTE WILL ALWAYS BE LESS THAN THE BASKET RETURN (EXPRESSED AS A PERCENTAGE) IN THE EVENT THE BASKET RETURN IS POSITIVE.

- If the basket return is equal to or less than zero, you will be paid 95% of the face amount of your note. AS A RESULT, IF THE FINAL BASKET LEVEL IS EQUAL TO OR LESS THAN THE INITIAL BASKET LEVEL, YOU WILL ONLY RECEIVE 95% OF THE FACE AMOUNT OF YOUR NOTE AND YOU WILL LOSE 5% OF YOUR INVESTMENT.

                                   KEY TERMS

ISSUER:  The Goldman Sachs Group, Inc.

INDICES: the Dow Jones Euro STOXX 50(SM) Index (Bloomberg: SX5E), the FTSE(TM) 100 Index (Bloomberg: UKX), the Nikkei 225 Index (Bloomberg: NKY) and the Swiss Market Index(R) (Bloomberg: SMI(R)) (or all of them as the case may be)

FOREIGN EXCHANGE RATES: USD/EUR, USD/ GBP, JPY/USD and CHF/USD (or all of them as the case may be). In this prospectus supplement, when we refer to "USD", "EUR", "GBP", "JPY" and "CHF", we mean U.S. dollar, euro, British pound sterling, Japanese yen and Swiss franc, respectively

INITIAL FOREIGN EXCHANGE RATE: 1.2391 for USD/EUR, 1.7618 for USD/GBP, 107.5100 for JPY/USD and 1.2541 for CHF/USD

FINAL FOREIGN EXCHANGE RATE: with respect to each foreign exchange rate, the spot foreign exchange rate specified on the Reuters FEDSPOT page (or any successor or replacement page) at 12:00 noon, New York City time, on the determination date (other than when a currency disruption event shall have occurred or be continuing)

INITIAL INDEX LEVEL: 2,692.26 EUR for the Dow Jones Euro STOXX 50(SM) Index, 4,354.20 GBP for the FTSE(TM) 100 Index, 10,092.64 JPY for the Nikkei 225 Index and 5,356.50 CHF for the Swiss Market Index(R)

FINAL INDEX LEVEL: with respect to each index, the closing level of the index on the determination date, except in the limited circumstances described under "Specific Terms of Your Note -- Consequences of a Market Disruption Event or Currency Disruption Event" on page S-23 and subject to adjustment as provided under "Specific Terms of Your Note -- Discontinuance or Modification of the Indices" on page S-24

FACE AMOUNT: each note will have a face amount equal to $1,000; $14,000,000 in the aggregate for all the offered notes

PAYMENT AMOUNT: on the stated maturity date, we will pay the holder of each note an amount in cash equal to the sum of (1) 95% of the outstanding face amount of the note and (2) the supplemental payment amount, if any

SUPPLEMENTAL PAYMENT AMOUNT:

- if the basket return equals or exceeds the appreciation cap, an amount in cash equal to the face amount of the note multiplied by the appreciation cap,

- if the basket return is less than the appreciation cap but greater than zero, an amount in cash equal to the face amount of the note multiplied by the basket return, or

- if the basket return is less than or equal to zero, the supplemental payment amount will be zero

APPRECIATION CAP:  0.48

BASKET RETURN: the result of (1) the final basket level minus the initial basket level divided by (2) the initial basket level

INITIAL BASKET LEVEL: the initial basket level is USD 100. It is calculated as the weighted sum of the U.S. dollar values of the initial index level for each index included in the basket, with each such level converted to U.S. dollars at its respective initial foreign exchange rate multiplied by the reference amount for that index (as shown in the table below). The reference amounts are 0.011286 for the Dow Jones Euro STOXX 50(SM) Index, 0.003852 for the FTSE(TM) 100 Index,
0.260875 for the Nikkei 225 Index and 0.001946 for the Swiss Market Index(R). The reference amount for each index specified in the table below was determined on the trade date by (1) converting the closing index level of the index on the trade date (denominated in the relevant index currency) into U.S. dollars at the effective currency exchange rate on the trade date, and (2) dividing the initial U.S. dollar value of that index in the basket based on the initial weightings listed above by the U.S. dollar value of each index determined in (1)

                            DOW JONES
                        EURO STOXX 50(SM)                                                        SWISS MARKET
                              INDEX            FTSE(TM) 100 INDEX       NIKKEI 225 INDEX          INDEX()(R)
                       --------------------   --------------------   ----------------------   -------------------
Initial index
  level..............  2,692.26 EUR           4,354.20 GBP           10,092.64 JPY            5,356.50 CHF

Initial foreign
  exchange rate......  1.2391 USD/EUR         1.7618 USD/GBP         107.5100 JPY/USD         1.2541 CHF/USD

Initial value (USD)..  37.65                  29.55                  24.49                    8.31

Reference amount
  (constant value)...  0.011286               0.003852               0.260875                 0.001946

                             ---------------------

FINAL BASKET LEVEL: the final basket level is calculated as the weighted sum (based on the constant reference amount for each index) of the final index levels of the four indices, with each such final index level converted to U.S. dollars at its respective final foreign exchange rate

TRADE DATE: December 17, 2003

STATED MATURITY DATE: December 24, 2007, unless extended for up to six business days

DETERMINATION DATE: the fifth business day prior to December 24, 2007, unless extended for up to five business days

NO INTEREST:  the offered notes will not bear interest

NO LISTING: the offered notes will not be listed on any securities exchange or interdealer market quotation system

CALCULATION AGENT:  Goldman, Sachs & Co.

BUSINESS DAY:  as described on page S-25

                                      Q&A

                             HOW DO THE NOTES WORK?

      The notes offered by this prospectus supplement will have a stated maturity date four years after the original issue date (unless extended due to market disruption, currency disruption or non-business days). The return on the notes, subject to the appreciation cap of 0.48, will be linked to the local currency performance of the following four international equity indices, with each index initially having a relative weighting on the trade date as indicated:
37.65% for the Dow Jones Euro STOXX 50(SM) Index, 29.55% for the FTSE(TM) 100 Index, 24.49% for the Nikkei 225 Index and 8.31% for the Swiss Market Index(R). In addition, the return on the notes will also be linked to changes in the exchange rate between the U.S. dollar and the currencies in which the respective indices are denominated. As a result, if the value of the U.S. dollar appreciates against some or all of the relevant local currencies, you may not receive a positive return on your note, despite the fact that there have been increases in all of the respective indices.

      The notes will not bear interest and no other payments will be made on your note prior to the stated maturity date. If the basket return is equal to or less than zero, you will only receive 95% of the face amount of your note at stated maturity. You will receive the face amount of your note at stated maturity if the level of the basket increases by 5% over the term of the notes. The maximum return on your note, calculated as a percentage of the face amount will be equal to 43%. Because the basket return is multiplied by the face amount of your note and then added to 95% of the face amount of your note, your return on your investment as a percentage of the face amount of your note will always be less than the basket return (expressed as a percentage) in the event the basket return is positive. In addition, even if some of the index levels increase, a decrease in one or more of the other index levels may offset those increases, and, even if all of the index levels increase, those increases may be offset by changes in the applicable foreign exchange rates. In either event, you may receive only 95% of the face amount of your note and you may lose up to 5% of your investment. For more details, see "Additional Risk Factors Specific to Your Note -- You May Lose Some Of Your Principal" on page S-13.

      For each offered note, we will pay at maturity an amount equal to 95% of the outstanding face amount of the note plus the supplemental payment amount, if any. The supplemental payment amount will be:

- if the basket return equals or exceeds the appreciation cap, an amount in cash equal to the face amount of the note multiplied by the appreciation cap of 0.48,

- if the basket return is less than the appreciation cap but greater than zero, an amount in cash equal to the face amount of the note multiplied by the basket return, or

- if the basket return is less than or equal to zero, zero.

      We will pay you a supplemental payment amount only if the final basket level is greater than the initial basket level. If the final basket level is less than or equal to the initial basket level, the supplemental payment amount will be zero.

      The basket return is calculated by subtracting the initial basket level from the final basket level and dividing the result by the initial basket level. The initial basket level is USD 100. The final basket level is calculated as the weighted sum (based on the constant reference amount for each index, as described in "-- Key Terms" above) of the final index levels of the four indices on the determination date, with each such final index level converted to U.S. dollars at its respective final foreign exchange rate.

      The calculation agent will determine the final index level for each index, which will be the closing level of that index on the determination date as calculated and published by the applicable index sponsor. The calculation agent will also determine the final foreign exchange rates, which will be the spot foreign exchange rate corresponding to the currency of the applicable index as specified on the Reuters FEDSPOT page (or any replacement or successor page) at 12:00 noon, New York City time on the determination date (other than when a currency disruption event shall have occurred or be continuing).

      As discussed in the accompanying prospectus, the notes are indexed debt securities and are part of a series of debt securities entitled "Medium-Term Notes, Series B" issued by The Goldman Sachs Group, Inc. The notes will rank equally with all other unsecured and unsubordinated debt of The Goldman Sachs Group, Inc. For more details, see "Specific Terms of Your Note" on page S-21.

         WHO SHOULD OR SHOULD NOT CONSIDER AN INVESTMENT IN THE NOTES?

      We have designed the notes for investors who want to protect their investment by receiving at the stated maturity at least 95% of the face amount of their note, while also having an opportunity to participate in the potential increase in a basket of four local currency denominated international equity indices, up to a maximum return on your note, calculated as a percentage of the face amount, of 43%. In addition, if the amount payable on your note on the stated maturity date is the face amount of your note, or even if the amount payable exceeds the face amount of your note, the over-all return you earn on your note may be less than you would have earned by investing in a non-indexed debt security that bears interest at a prevailing market rate. The notes may therefore not be a suitable investment for you if you prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings. For more details, see "Additional Risk Factors Specific to Your Note -- Your Note Does Not Bear Interest" on page S-14.

   WHAT WILL I RECEIVE IF I SELL THE NOTE PRIOR TO THE STATED MATURITY DATE?

      If you sell your note prior to the stated maturity date, you will receive the market price for your note. The market price for your note may be influenced by many factors, such as interest rates, currency exchange rates and the volatility of the indices. Depending on the impact of these factors, you may receive significantly less than 95% of the face amount of your note in any sale of your note before the stated maturity date. In addition, assuming no changes in market conditions or any other relevant factors, the value of your note on the date of this prospectus supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. For more information on the value of your note in the secondary market, see "Additional Risk Factors Specific to Your Note -- Assuming No Changes in Market Conditions Or Any Other Relevant Factors, the Value of Your Note on the Date of this Prospectus Supplement (As Determined By Reference to Pricing Models Used by Goldman, Sachs & Co.) Is Significantly Less Than the Original Issue Price" on page S-13 and "-- The Market Value of Your Note May Be Influenced by Many Factors That Are Unpredictable and Interrelated in Complex Ways" on page S-15.

                             HYPOTHETICAL EXAMPLES

      We have assumed for the following table, chart and examples that the closing levels of the indices on the determination date, as converted into U.S. dollars, will be the same as they are on the stated maturity date. We have also assumed that the note is purchased on the original issue date and held until the stated maturity date. If you sell your note before the stated maturity date, your return will depend upon the market value of your note at the time of sale, which may be affected by a number of factors that are not reflected in the examples below. For a discussion of some of these factors, see "Additional Risk Factors Specific to Your Note" on page S-13.

      The following table, chart and examples are based on index returns and foreign exchange returns that are entirely hypothetical and do not take into account any taxes you may owe as a result of owning your note; no one can predict what the value of the indices or foreign exchange rates will be on the determination date. The actual levels of the indices have been highly volatile -- meaning that the index levels have changed substantially in relatively short periods -- in the past, and their future performance cannot be predicted. The foreign exchange rates have fluctuated in the past, and may, in the future, experience significant fluctuations. The final basket level can appreciate or depreciate due to changes in both index levels and foreign currency exchange rates. For more details about hypothetical returns on your note, please see the following examples and "Hypothetical Returns on Your Note" on page S-29.

      The actual performance of the indices and foreign exchange rates over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical levels of the indices and the foreign exchange rates shown elsewhere in this prospectus supplement. For information about the level of the indices during recent periods, see "The Indices -- Historical Closing Levels of the Indices" on page S-36. For information about the foreign exchange rates during recent periods, see "Historical Currency Exchange Rate Information" on page S-41.

      The table, chart and examples below also assume that there is no change in or affecting the composition of the index stocks in the indices or the method by which the index sponsors calculate the index levels, that there is no change in the relative weighting of any index stock in a particular index, and that no market disruption event or currency disruption event occurs with respect to any index. The table, chart and examples are based on the appreciation cap of 0.48.

      The levels in the left column of the table represent hypothetical final basket levels and are expressed as percentages of the initial basket level, which is USD 100. The amounts in the right column represent the hypothetical payment amounts, based on the corresponding hypothetical final basket levels and the appreciation cap of 0.48 and are expressed as percentages of the face amount of a note.

                             ---------------------

                                   Hypothetical Payment
  Hypothetical Final Basket       Amount as Percentage of
   Level as Percentage of           Face Amount on the
    Initial Basket Level           Stated Maturity Date
  -------------------------       -----------------------
            200%                             143%
            175%                             143%
            150%                             143%
            148%                             143%
            140%                             135%
            130%                             125%
            120%                             115%
            110%                             105%
            100%                              95%
             90%                              95%
             80%                              95%
             50%                              95%
             30%                              95%
              0%                              95%

      The following chart also shows a graphical illustration of the hypothetical payment amounts (expressed as a percentage of the face amount of your note) that we would deliver to the holder of your note on the stated maturity date, if the final basket level (expressed as a percentage of the initial basket level) were any of the hypothetical levels shown on the X-Axis.

      The chart shows that any hypothetical final basket level equal to or less than 100% of the initial basket level (the section left of the point representing 100% on the X-Axis) would result in a hypothetical payment amount of 95% of the face amount of your note (as indicated on the Y-Axis) and, accordingly, in a 5% loss of principal to the holder of your note.

      The chart also shows that, based on the appreciation cap of 0.48, any hypothetical final basket level of 148% of the initial basket level or more (the section right of the point representing 148% on the X-Axis) would result in a hypothetical payment amount of 143% of the face amount of your note.

                    (HYPOTHETICAL FINAL BASKET LEVEL GRAPH)

      The final basket level will be determined by the performance of each of the indices and their associated foreign exchange rates. The examples below demonstrate how these factors may affect the payment amount that the holder of each offered note will receive on the stated maturity date, expressed as a percentage of the face amount.

EXAMPLE I:  ALL FOUR INDEX RETURNS ARE POSITIVE, AND ALL FOUR FOREIGN CURRENCIES
            APPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN THE INITIAL BASKET LEVEL BY MORE THAN 48%. THE PAYMENT AMOUNT IS CAPPED AT 143% OF THE FACE AMOUNT.

                                         DOW JONES EURO     FTSE(TM) 100   NIKKEI 225   SWISS MARKET
                                       STOXX 50(SM) INDEX      INDEX         INDEX        INDEX(R)
                                       ------------------   ------------   ----------   ------------
Initial index level..................       2,692.26           4,354.20    10,092.64      5,356.50
Initial foreign exchange rate........         1.2391             1.7618     107.5100        1.2541
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Reference amount.....................       0.011286           0.003852     0.260875      0.001946
Final index level....................       3,365.33           5,225.04    12,313.02      6,534.93
Final foreign exchange rate..........         1.4621             2.0261      80.6325        1.0033
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Initial basket level (USD)...........                                                       100.00
Final basket level (USD).............                                                       148.82
Basket return........................                                                       0.4882
Supplemental payment amount as
  percentage of face amount..........                                                         48.0%
Payment amount as percentage of face
  amount.............................                                                        143.0%

EXAMPLE II:  ALL FOUR INDEX RETURNS ARE POSITIVE, AND ALL FOUR FOREIGN
             CURRENCIES APPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN 105% BUT LESS THAN 148% OF THE INITIAL BASKET LEVEL. THE PAYMENT AMOUNT IS GREATER THAN THE FACE AMOUNT BUT LESS THAN THE MAXIMUM PAYMENT AMOUNT.

                                         DOW JONES EURO     FTSE(TM) 100   NIKKEI 225   SWISS MARKET
                                       STOXX 50(SM) INDEX      INDEX         INDEX        INDEX(R)
                                       ------------------   ------------   ----------   ------------
Initial index level..................       2,692.26           4,354.20    10,092.64      5,356.50
Initial foreign exchange rate........         1.2391             1.7618     107.5100        1.2541
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Reference amount.....................       0.011286           0.003852     0.260875      0.001946
Final index level....................       3,096.10           4,876.70    11,606.54      5,999.28
Final foreign exchange rate..........         1.3630             1.9027     102.1345        1.1412
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Initial basket level (USD)...........                                                       100.00
Final basket level (USD).............                                                       123.25
Basket return........................                                                       0.2325
Supplemental payment amount as
  percentage of face amount..........                                                        23.25%
Payment amount as percentage of face
  amount.............................                                                        118.2%

EXAMPLE III:  ALL FOUR INDEX RETURNS ARE POSITIVE, BUT ALL FOUR FOREIGN
              CURRENCIES DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN THE INITIAL BASKET LEVEL, BUT BY LESS THAN 5%. THE SUPPLEMENTAL PAYMENT AMOUNT IS GREATER THAN ZERO BUT THE PAYMENT AMOUNT IS LESS THAN THE FACE AMOUNT.

                                         DOW JONES EURO     FTSE(TM) 100   NIKKEI 225   SWISS MARKET
                                       STOXX 50(SM) INDEX      INDEX         INDEX        INDEX(R)
                                       ------------------   ------------   ----------   ------------
Initial index level..................       2,692.26           4,354.20    10,092.64      5,356.50
Initial foreign exchange rate........         1.2391             1.7618     107.5100        1.2541
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Reference amount.....................       0.011286           0.003852     0.260875      0.001946
Final index level....................       3,096.10           4,876.70    11,606.54      5,999.28
Final foreign exchange rate..........         1.1152             1.6209     112.8855        1.3670
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Initial basket level (USD)...........                                                       100.00
Final basket level (USD).............                                                       104.78
Basket return........................                                                       0.0478
Supplemental payment amount as
  percentage of face amount..........                                                         4.78%
Payment amount as percentage of face
  amount.............................                                                        99.78%

EXAMPLE IV:  ALL FOUR INDEX RETURNS ARE POSITIVE, BUT ALL FOUR FOREIGN
             CURRENCIES DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS LESS THAN THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO, SO THE PAYMENT AMOUNT IS 95% OF THE FACE AMOUNT.

                                         DOW JONES EURO     FTSE(TM) 100   NIKKEI 225   SWISS MARKET
                                       STOXX 50(SM) INDEX      INDEX         INDEX        INDEX(R)
                                       ------------------   ------------   ----------   ------------
Initial index level..................       2,692.26           4,354.20    10,092.64      5,356.50
Initial foreign exchange rate........         1.2391             1.7618     107.5100        1.2541
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Reference amount.....................       0.011286           0.003852     0.260875      0.001946
Final index level....................       2,907.64           4,615.45    10,799.12      5,999.28
Final foreign exchange rate..........         1.1152             1.6209     112.8855        1.3670
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Initial basket level (USD)...........                                                       100.00
Final basket level (USD).............                                                        98.91
Basket return........................                                                      -0.0109
Supplemental payment amount as
  percentage of face amount..........                                                          0.0%
Payment amount as percentage of face
  amount.............................                                                         95.0%

EXAMPLE V:  ALL FOUR INDEX RETURNS ARE NEGATIVE, AND ALL FOUR FOREIGN CURRENCIES
            DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS LESS THAN THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO, SO THE PAYMENT AMOUNT IS 95% OF THE FACE AMOUNT.

                                         DOW JONES EURO     FTSE(TM) 100   NIKKEI 225   SWISS MARKET
                                       STOXX 50(SM) INDEX      INDEX         INDEX        INDEX(R)
                                       ------------------   ------------   ----------   ------------
Initial index level..................       2,692.26           4,354.20    10,092.64      5,356.50
Initial foreign exchange rate........         1.2391             1.7618     107.5100        1.2541
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Reference amount.....................       0.011286           0.003852     0.260875      0.001946
Final index level....................       2,288.42           3,831.70     8,578.74      4,713.72
Final foreign exchange rate..........         1.1152             1.6209     112.8855        1.3670
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Initial basket level (USD)...........                                                       100.00
Final basket level (USD).............                                                        79.26
Basket return........................                                                      -0.2074
Supplemental payment amount as
  percentage of face amount..........                                                          0.0%
Payment amount as percentage of face
  amount.............................                                                         95.0%

EXAMPLE VI:  ALL FOUR INDEX LEVELS REMAIN UNCHANGED, AND ALL FOUR FOREIGN
             CURRENCIES ARE UNCHANGED AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS EQUAL TO THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO, SO THE PAYMENT AMOUNT IS 95% OF THE FACE AMOUNT.

                                         DOW JONES EURO     FTSE(TM) 100   NIKKEI 225   SWISS MARKET
                                       STOXX 50(SM) INDEX      INDEX         INDEX        INDEX(R)
                                       ------------------   ------------   ----------   ------------
Initial index level..................       2,692.26           4,354.20    10,092.64      5,356.50
Initial foreign exchange rate........         1.2391             1.7618     107.5100        1.2541
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Reference amount.....................       0.011286           0.003852     0.260875      0.001946
Final index level....................       2,692.26           4,354.20    10,092.64      5,356.50
Final foreign exchange rate..........         1.2391             1.7618     107.5100        1.2541
                                           (USD/EUR)          (USD/GBP)    (JPY/USD)     (CHF/USD)
Initial basket level (USD)...........                                                       100.00
Final basket level (USD).............                                                       100.00
Basket return........................                                                          0.0%
Supplemental payment amount as
  percentage of face amount..........                                                          0.0%
Payment amount as percentage of face
  amount.............................                                                         95.0%

 WHAT DO THE INDICES MEASURE AND WHERE CAN I FIND MORE INFORMATION ABOUT THEM?

      Please see "The Indices" on page S-36 for a description of the four indices.

                               WHAT ABOUT TAXES?

      If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based upon an estimated yield for the notes, even though you will not receive any payments from us until maturity. This estimated yield is determined solely to calculate the amount you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the notes will be taxed as ordinary interest income. If you purchase the notes at a time other than the original issue date, the tax consequences to you may be different.

      For further information you should refer to "Supplemental Discussion of Federal Income Tax Consequences" on page S-44.

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTE

An investment in your note is subject to the risks described below, as well as the risks described under "Considerations Relating to Indexed Securities" in the accompanying prospectus dated May 21, 2003. Your note is a riskier investment than ordinary debt securities. Also, your note is not equivalent to investing directly in the index stocks, i.e., the stocks comprising the indices to which your note is linked. You should carefully consider whether the offered notes are suited to your particular circumstances.

  ASSUMING NO CHANGES IN MARKET CONDITIONS OR ANY OTHER RELEVANT FACTORS, THE VALUE OF YOUR NOTE ON THE DATE OF THIS PROSPECTUS SUPPLEMENT (AS DETERMINED BY
REFERENCE TO PRICING MODELS USED BY GOLDMAN, SACHS & CO.) IS SIGNIFICANTLY LESS
                         THAN THE ORIGINAL ISSUE PRICE

      The value or quoted price of your note at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the offered notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the original issue price, and may be higher or lower than the value of your note as determined by reference to pricing models used by Goldman, Sachs & Co.

      If at any time a third party dealer quotes a price to purchase your note or otherwise values your note, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read "-- The Market Value of Your Note May Be Influenced by Many Factors That Are Unpredictable and Interrelated in Complex Ways" below.

      Furthermore, if you sell your note, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

      There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your note; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See "-- Your Note May Not Have an Active Trading Market" below.

                      YOU MAY LOSE SOME OF YOUR PRINCIPAL

      If the final basket level does not exceed the initial basket level by at least 5%, on the stated maturity date you will receive less than the outstanding face amount of your note and will lose up to 5% of your investment. This will be the case even if the final basket level exceeds the initial basket level on the date of this prospectus supplement or if the level of the basket at any time during the life of the note -- no matter how long -- exceeds the initial basket level specified in the first page of this prospectus supplement. However, in all cases, the payment on the stated maturity date will not be less than 95% of the outstanding face amount of your note.

        THE POTENTIAL FOR THE VALUE OF YOUR NOTE TO INCREASE IS LIMITED

      Your ability to participate in any rise in the market value of the basket is limited. Because of the formula that we will use to determine the payment amount, the amount you receive on the stated maturity date may result in a lower return on your note than you would have received had you invested in the index stocks directly. Because the basket return is multiplied by the face amount of your note and then added to 95% of the face amount of your note, your return on your investment on the stated maturity date, expressed as a percentage of the face amount of your note, will always be less than the basket return (expressed as a percentage) in the event that the basket return is positive. In addition, the payment that you receive on the stated maturity date will not exceed 143% of the face amount of your note, no matter how high the index level may rise.

                        YOUR NOTE DOES NOT BEAR INTEREST

      You will not receive any interest payments on your note. Even if the amount payable on your note on the stated maturity date exceeds the face amount of your note, the over-all return you earn on your note may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate. Moreover, under applicable United States tax law as described under "Supplemental Discussion of Federal Income Tax Consequences" below, you will have to pay tax on deemed interest amounts even though your note does not bear periodic interest.

 THE LOWER PERFORMANCE OF ONE INDEX MAY OFFSET AN INCREASE IN THE OTHER INDICES

      The basket is comprised of four indices which are not equally weighted. Because the initial weights of the four indices are not the same, declines in the level of one index may offset increases in the levels of the other indices. As a result, the return on the basket -- and thus on your note -- may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your note at maturity.

THE RETURN ON YOUR NOTE WILL NOT REFLECT ANY DIVIDENDS PAID ON THE INDEX STOCKS

      Each index sponsor calculates the level of the applicable index by reference to the prices of the common stocks included in the relevant index, without taking account of the value of dividends paid on those stocks. As a result, the return on your note will not reflect the return you would realize if you actually owned the stocks included in each index and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the index stocks by the index stock issuers. See "-- You Have No Shareholder Rights or Rights to Receive any Stock" below for additional information.

THE RETURN ON YOUR NOTE WILL DEPEND ON CHANGES IN THE LEVELS OF THE INDICES AND
                   IS SUBJECT TO CURRENCY EXCHANGE RATE RISK

      Any amount we pay on the stated maturity date will be based upon the difference between the final basket level and the initial basket level. Fluctuations in the exchange rates between the euro, British pound sterling, Japanese yen and Swiss franc (in which the indices are denominated), on the one hand, and the U.S. dollar (in which your note is denominated), on the other hand, will affect the market price of your notes, the level of the basket and the amount payable at maturity. For example, if the U.S. dollar appreciates relative to these currencies, we expect that the market value of your note will decrease and, conversely, if the U.S. dollar depreciates relative to these currencies, we expect that the market value of your note will increase. As a result, if the value of the U.S. dollar appreciates against some or all of the index currencies, on the stated maturity date you may be paid only 95% of the face amount of your note even if there have been increases in some or all of the indices.

      These foreign exchange rates vary over time, and may vary considerably during the life of your note. Changes in the exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in Europe, Japan and the United States, including economic and political developments in other countries. Of particular importance are:

- rates of inflation;

- interest rate levels;

- the balances of payments among countries;

- the extent of governmental surpluses or deficits in Europe, Japan and the United States; and

- other financial, economic, military and political factors.

      All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries in Europe, Japan, the United States and other countries important to international trade and finance.

      The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the basket or other de facto restrictions on the repatriation of U.S. dollars, such as a currency disruption event (as defined under "Specific Terms of Your Note -- Special Calculation Provisions" below).

 AN INVESTMENT IN THE OFFERED NOTES IS SUBJECT TO RISKS ASSOCIATED WITH FOREIGN
                               SECURITIES MARKETS

      The indices that comprise the basket include stocks issued by foreign companies. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

      Securities prices in Europe and Japan are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

    THE MARKET VALUE OF YOUR NOTE MAY BE INFLUENCED BY MANY FACTORS THAT ARE
                 UNPREDICTABLE AND INTERRELATED IN COMPLEX WAYS

      When we refer to the market value of your note, we mean the value that you could receive for your note if you chose to sell it in the open market before the stated maturity date. The market value of your note will be affected by many factors that are beyond our control and are unpredictable. For more information about the value of your note in the secondary market, see "-- Assuming No Changes in Market Conditions Or Any Other Relevant Factors, the Value of Your Note on the Date of this Prospectus Supplement (As Determined By Reference to Pricing Models Used by Goldman, Sachs & Co.) Is Significantly Less Than the Original Issue Price" above.

      Moreover, these factors interrelate in complex ways, and the effect of one factor on the market value of your note may offset or enhance the effect of another factor. For example, an increase in U.S. interest rates, which could have a negative effect on the market value of your note, may offset any positive effect that an increase in the level of the basket attributable to favorable political or economic developments in Europe and/or Japan could have. The following paragraphs describe the expected impact on the market value of your note given a change in a specific factor, assuming all other conditions remain constant.

THE LEVEL OF THE BASKET WILL AFFECT THE MARKET VALUE OF YOUR NOTE

      We expect that the market value of your note at any particular time will depend substantially on the amount, if any, by which the level of the basket at that time has risen above or has fallen below the initial basket level. If you sell your note prior to maturity, you may receive substantially less than the amount that would be payable on the stated maturity date based on a final basket level equal to that current level because of an expectation that the level of the basket will continue to fluctuate until the final basket level is determined. Fluctuating foreign dividend rates may affect the level of the basket and, indirectly, the market value of your note. Economic, financial, regulatory, political, military and other developments that affect stock markets generally and the stocks underlying the basket may also affect the level of the basket and, indirectly, the market value of your note.

      As indicated under "The Indices -- Historical Closing Levels of the Indices" below, the levels of the indices that constitute the basket have been highly volatile at times in the past. As indicated under "Historical Currency Exchange Rate Information" below, the foreign exchange rates have fluctuated in the past, and may, in the future, experience significant fluctuations. It is impossible to predict whether the levels of the basket will rise or fall. In addition, we cannot predict whether future changes in the market prices of the basket stocks or future changes in the foreign exchange rates will correlate with past changes.

CHANGES IN INTEREST RATES ARE LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

      Although we will not pay interest on your note, we expect that the market value of your note, like that of a traditional debt security, will be affected by changes in interest rates, although these changes may affect your note and a traditional debt security to different degrees. In general, if U.S. interest rates increase, we expect that the market value of your note will decrease. Conversely, if U.S. interest rates decrease, we expect that the market value of your note will increase.

CHANGES IN THE VOLATILITY OF THE LEVELS OF THE INDICES ARE LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

      The volatility of the indices refers to the magnitude and frequency of the changes in the level of the indices. In most scenarios, if the volatility of the level of one or more of the indices comprising the basket increases, we expect that the market value of your note will increase and, conversely, if the volatility of the level of the indices comprising the basket decreases, in most scenarios we expect that the market value of your note will decrease.

CHANGES IN THE FOREIGN EXCHANGE RATES, CHANGES IN THE VOLATILITY OF FOREIGN CURRENCY/U.S. DOLLAR EXCHANGE RATES AND THE CORRELATION BETWEEN THOSE RATES AND THE INDEX LEVELS ARE LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

      The foreign currency to U.S. dollar exchange rate refers to a foreign exchange spot rate that measures the relative values of two currencies, that foreign currency and the U.S. dollar. This rate reflects the amount of the relevant foreign currency that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to that foreign currency. The volatility of a foreign currency/ U.S. dollar rate refers to the size and frequency of changes in that rate. Because your note is payable in U.S. dollars, the value and volatility of the foreign currency to U.S. dollar exchange rates will affect the market value of your notes. In general, if the U.S. dollar appreciates, we expect that the market value of your note will decrease, and conversely, if the U.S. dollar depreciates, we expect that the market value of your note will increase. In addition, in most scenarios, if the volatility of the foreign exchange rates increases, we expect that the market value of your note will increase and, conversely, if the volatility of those rates decreases, we expect that the market value of your note will decrease. The correlation between each of the foreign exchange rates and the levels of the corresponding indices refers to the relationship between the percentage changes in those rates and the percentage changes in the level of the indices -- the greater the correlation, the more closely the percentage changes in one resemble the percentage changes in the other.

THE TIME REMAINING TO MATURITY IS LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

      Before the stated maturity date, the market value of your note may be higher or lower than one would expect if that value were based solely on the level of the basket and the level of interest rates. This difference would reflect a "time value" due to expectations concerning the level of the basket and interest rates during the time remaining to the stated maturity date. However, as the time remaining to the stated maturity date decreases, we expect that this time value will decrease, lowering the market value of your note.

CHANGES IN OUR CREDIT RATINGS MAY AFFECT THE MARKET VALUE OF YOUR NOTE

      Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your note. However, because your return on your note is dependent upon factors, such as the level of the basket and interest rates, in addition to our ability to pay our obligation on your note, an improvement in our credit ratings will not reduce the other investment risks related to your note.

       IF THE LEVELS OF THE INDICES CHANGE, THE MARKET VALUE OF YOUR NOTE
                       MAY NOT CHANGE IN THE SAME MANNER

      Your note may trade quite differently from the performance of the indices comprising the basket. Changes in the levels of those indices may not result in a comparable change in the market value of your note. In part, this is because of the weightings assigned to the indices and the impact from changes in foreign currency exchange rates. We discuss some of the reasons for this disparity under "-- The Market Value of Your Note May Be Influenced by Many Factors That Are Unpredictable and Interrelated in Complex Ways" above.

  TRADING AND OTHER TRANSACTIONS BY GOLDMAN SACHS IN INSTRUMENTS LINKED TO THE INDICES, THE CURRENCIES THEY ARE DENOMINATED IN OR THE INDEX STOCKS MAY IMPAIR
                             THE VALUE OF YOUR NOTE

      As we describe under "Use of Proceeds and Hedging" below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, have hedged our obligations under the offered notes by purchasing futures and other instruments linked to the indices and foreign currencies. We also expect to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to one or more of the indices or the stocks in those indices, which we refer to as index stocks, or the foreign currencies in which the indices are denominated, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your note. We may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to changes in the level of one or more of the indices or one or more of the index stocks or the foreign currencies in which the indices are denominated. Any of these hedging activities may adversely affect the levels of one or more of the indices -- directly or indirectly by affecting the price of the index stocks -- and foreign currencies, and therefore the market value of your note and the amount we will pay on your note at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your note may decline. See "Use of Proceeds and Hedging" below for a further discussion of transactions in which we or one or more of our affiliates may engage.

      Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the index stocks or instruments whose returns are linked to any of the indices, index stocks or foreign currencies for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the level of one or more of the indices -- directly or indirectly by affecting the price of the index stocks -- and foreign currencies and, therefore, the market value of your note and the amount we will pay on your note at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of one or more of the indices, one or more of the index stocks or foreign currencies. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your note and the amount we will pay on your note at maturity.

         YOU HAVE NO SHAREHOLDER RIGHTS OR RIGHTS TO RECEIVE ANY STOCK

      Investing in your note will not make you a holder of any of the index stocks. Neither you nor any other holder or owner of your note will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the index stocks. Your note will be paid in cash, and you will have no right to receive delivery of any stocks.

  OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

      As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the indices, the index stocks, and in the foreign currencies that are not for your account or on your behalf. These trading activities may present a conflict between your interest in your note and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the level of any index or any foreign exchange rate, could be adverse to your interests as a beneficial owner of your note.

      Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the issuers of the index stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of a note. Moreover, one or more of our affiliates have published and in the future expect to publish research reports with respect to some or all of the issuers of the index stocks and with respect to any of the indices. Any of these activities by any of our affiliates may affect the level of one or more of the indices and, therefore, the market value of your note and the amount we will pay on your note at maturity.

                   AS CALCULATION AGENT, GOLDMAN, SACHS & CO.
                        WILL HAVE THE AUTHORITY TO MAKE
                      DETERMINATIONS THAT COULD AFFECT THE
                           MARKET VALUE OF YOUR NOTE,
                         WHEN YOUR NOTE MATURES AND THE
                         AMOUNT YOU RECEIVE AT MATURITY

      As calculation agent for your note, Goldman, Sachs & Co. will have discretion in making various determinations that affect your note, including determining the final basket level on the determination date, which we will use to determine how much cash we must pay on the stated maturity date, and determining whether to postpone the stated maturity date because of a market disruption event or a currency disruption event. See "Specific Terms of Your Note" below. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your note and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under "-- Our Business Activities May Create Conflicts of Interest Between You and Us" above. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days' written notice to Goldman Sachs.

                     THE POLICIES OF THE INDEX SPONSORS AND
                  CHANGES THAT AFFECT THE INDICES OR THE INDEX
                   STOCKS COULD AFFECT THE AMOUNT PAYABLE ON
                         YOUR NOTE AND ITS MARKET VALUE

      The policies of the index sponsors concerning the calculation of the index levels, additions, deletions or substitutions of index stocks and the manner in which changes affecting the index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the index levels could affect the index levels and, therefore, the amount payable on your note on the stated maturity date and the market value of your note before that date. The amount payable on your note and its market value could also be affected if any of the index sponsors changes these policies, for example, by changing the manner in which it calculates the index level, or if any of the index sponsors discontinues or suspends calculation or publication of the index level, in which case it may become difficult to determine the market value of your note. If events such as these occur, or if any of the index levels is not available on the determination date because of a market disruption event or for any other reason, the calculation agent -- which initially will be Goldman, Sachs & Co., our affiliate -- may determine the index levels on the determination date -- and thus the amount payable on the stated maturity date -- in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the index levels on the determination date and the amount payable on your note more fully under "Specific Terms of Your Note -- Discontinuance or Modification of the Indices" and "-- Role of Calculation Agent" below.

                      THERE IS NO AFFILIATION BETWEEN THE
                     INDEX STOCK ISSUERS AND US, AND WE ARE
                   NOT RESPONSIBLE FOR ANY DISCLOSURE BY THE
                              INDEX STOCK ISSUERS

      Goldman Sachs is not affiliated with the issuers of the index stocks or the index sponsors. As we have told you above, however, we or our affiliates may currently or from time to time in the future engage in business with the index stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the indices and the index stock issuers. You, as an investor in your note, should make your own investigation into the indices and the index stock issuers. See "The Indices" below for additional information about the indices.

      Neither the index sponsors nor the index stock issuers are involved in this offering of your note in any way and none of them have any obligation of any sort with respect to your note. Thus, neither the index sponsors nor the index stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your note.

                             YOUR NOTE MAY NOT HAVE
                            AN ACTIVE TRADING MARKET

      Your note will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your note. Even if a secondary market for your note develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your note in any secondary market could be substantial.

                    WE CAN POSTPONE THE STATED MATURITY DATE
                        IF A MARKET DISRUPTION EVENT OR
                        CURRENCY DISRUPTION EVENT OCCURS

      If the calculation agent determines that, on the determination date, a market disruption event or a currency disruption event has occurred or is continuing, the determination date will be postponed until the first business day on which no market disruption event or currency disruption event occurs or is continuing. As a result, the stated maturity date for your note will also be postponed, although not by more than six business days. Thus, you may not receive the cash payment that we are obligated to make on the stated maturity date until several days after the originally scheduled due date. Moreover, if the closing level of any of the indices comprising the basket or any of the final foreign exchange rates are not available on the determination date because of a continuing market disruption event, currency disruption event or for any other reason, the calculation agent will nevertheless determine the final basket level based on its assessment, made in its sole discretion, of the closing levels of the indices or the relevant foreign exchange rates, as the case may be, at that time.

                      CERTAIN CONSIDERATIONS FOR INSURANCE
                      COMPANIES AND EMPLOYEE BENEFIT PLANS

      Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

                          SPECIFIC TERMS OF YOUR NOTE

Please note that in this section entitled "Specific Terms of Your Note", references to "holders" mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under "Legal Ownership and Book-Entry Issuance".

      The offered notes are part of a series of debt securities, entitled "Medium-Term Notes, Series B", that we may issue under the indenture from time to time as described in the accompanying prospectus. The offered notes are also "indexed debt securities", as defined in the accompanying prospectus.

      This prospectus supplement summarizes specific financial and other terms that apply to the offered notes, including your note; terms that apply generally to all Series B medium-term notes are described in "Description of Notes We May Offer" in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

      In addition to those terms described on the first two pages of this prospectus supplement, the following terms will apply to your note:

NO INTEREST:  we will not pay interest on your note

SPECIFIED CURRENCY:

- U.S. dollars

FORM OF NOTE:

- global form only: yes, at DTC

- non-global form available: no

DENOMINATIONS: each note registered in the name of a holder must have a face amount of $1,000 or any multiple of $1,000

DEFEASANCE APPLIES AS FOLLOWS:

- full defeasance: no

- covenant defeasance: no

OTHER TERMS:

- the default amount will be payable on any acceleration of the maturity of your note as described under "-- Special Calculation Provisions" below

- a business day for your note will not be the same as a business day for our other Series B medium-term notes, as described under "-- Special Calculation Provisions" below

      Please note that the information about the settlement or trade date, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. on the front cover page or elsewhere in this prospectus supplement relates only to the initial issuance and sale of the notes. If you have purchased your note in a market-making transaction after the initial issuance and sale of the notes, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

      We describe the terms of your note in more detail below.

                    INDICES, INDEX SPONSORS AND INDEX STOCKS

      In this prospectus supplement, when we refer to the indices, we mean the indices specified on the front cover page, or any successor to any of the indices, as it may be modified, replaced or adjusted from time to time as described under "-- Discontinuance or Modification of the Indices" below. When we refer to the index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable index as then in effect. When we refer to the index stocks as of any time, we mean the stocks that comprise the indices as then in effect, after giving effect to any additions, deletions or substitutions.

                  PAYMENT OF PRINCIPAL ON STATED MATURITY DATE

      On the stated maturity date, we will pay as principal, to the holder of your note, cash in an amount equal to the sum of:

- 95% of the outstanding face amount of your note plus

- the supplemental payment amount, if any.

      The supplemental payment amount will be equal to:

- if the basket return equals or exceeds the appreciation cap, an amount in cash equal to the face amount of the note multiplied by the appreciation cap of 0.48,

- if the basket return is less than the appreciation cap but greater than zero, an amount in cash equal to the face amount of the note multiplied by the basket return, or

- if the basket return is less than or equal to zero, the supplemental payment amount will be zero

      As a result, we will pay the holder of your note a supplemental payment amount only if the final basket level is greater than the initial basket level. If the final basket level is less than or equal to the initial basket level, the supplemental payment amount will be zero.

      The maximum return on your note, calculated as a percentage of the face amount of your note, will be equal to 143%. Because your note is 95% principal protected, we will not pay less than 95% of the outstanding face amount of your note on the stated maturity date, even if the final basket level on the determination date is more than 5% lower than the initial basket level.

                             ---------------------

                            DOW JONES
                        EURO STOXX 50(SM)         FTSE(TM) 100            NIKKEI 225            SWISS MARKET
                              INDEX                  INDEX                  INDEX                 INDEX(R)
                       --------------------   --------------------   --------------------   --------------------
Initial index
  level..............  2,692.26 EUR           4,354.20 GBP           10,092.64 JPY          5,356.50 CHF
Initial foreign
  exchange rate......  1.2391 USD/EUR         1.7618 USD/GBP         107.5100 JPY/USD       1.2541 CHF/USD
Initial value (USD)..  37.65                  29.55                  24.49                  8.31
Reference amount
  (constant value)...  0.011286               0.003852               0.260875               0.001946

                             ---------------------

      The basket return is calculated by subtracting the initial basket level from the final basket level and dividing the result by the initial basket level. The initial basket level is USD 100. The final basket level is calculated as the weighted sum (based on the constant reference amount for each index as listed in the table above) of the final index levels of the four indices included in the basket on the determination date, with each final index level converted to U.S. dollars at its respective final foreign exchange rate.

      The calculation agent will determine the final index levels, which will be the closing levels of each of the indices on the determination date as calculated and published by the index sponsors. However, the calculation agent will have discretion to adjust the closing levels on any particular day or to determine them in a different manner as described under "-- Discontinuance or Modification of the Indices" below.

STATED MATURITY DATE

      The stated maturity date will be December 24, 2007 unless that day is not a business day, in which case the stated maturity date will be the next following business day. If the fifth business day before this applicable day is not the determination date referred to below, however, then the stated maturity date will be the fifth business day following the determination date, provided that the stated maturity date will never be later than the fifth business day after December 24, 2007 or, if December 24, 2007 is not a business day, later than the sixth business day after December 24, 2007. The calculation agent may postpone the determination date -- and therefore the stated maturity date -- if a market disruption event or a currency disruption event occurs or is continuing on any day that would otherwise be the determination date. We describe market disruption events and currency disruption events under "-- Special Calculation Provisions" below.

      The calculation agent may also postpone the stated maturity date if a currency disruption event occurs on a day on which a spot foreign exchange transaction executed on the determination date would otherwise settle and such currency disruption event is continuing on each day up to and including the business day immediately preceding the stated maturity date. The consequences of such an event are discussed under "-- Consequences of a Market Disruption Event or Currency Disruption Event" below.

DETERMINATION DATE

      The determination date will be the fifth business day before December 24, 2007 unless the calculation agent determines that a market disruption event or a currency disruption event occurs or is continuing on that fifth prior business day. In that event, the determination date will be the first following business day on which the calculation agent determines that a market disruption event or a currency disruption event does not occur and is not continuing. In no event, however, will the determination date be later than December 24, 2007 or, if December 24, 2007 is not a business day, later than the first business day after December 24, 2007.

FINAL FOREIGN EXCHANGE RATES

      The final foreign exchange rate, with respect to each foreign exchange rate (USD/ EUR, USD/GBP, JPY/USD and CHF/USD), will be determined by the calculation agent to be the spot foreign exchange rate specified on the Reuters FEDSPOT page (or any successor or replacement page) at 12:00 noon, New York City time, on the determination date (other than when a currency disruption event shall have occurred or be continuing) or any replacement page or pages as determined by the calculation agent. In the event any one of these foreign exchange rates does not appear on that page, or in the event a currency disruption event shall have occurred or be continuing, then those affected final foreign exchange rate(s) on the determination date shall be the arithmetic mean, as determined by the calculation agent, of the currency mid-quotations obtained by the calculation agent from as many recognized foreign exchange dealers (which may include the calculation agent or any of its affiliates), but not exceeding three, as will make such mid-quotations available to the calculation agent as of 12:00 noon, New York City time, on the determination date (other than when a currency disruption event shall have occurred or be continuing).

CONSEQUENCES OF A MARKET DISRUPTION EVENT OR CURRENCY DISRUPTION EVENT

      As indicated above, if a market disruption event or a currency disruption event occurs or is continuing on a day that would otherwise be the determination date, then the determination date will be postponed to the next following business day on which a market disruption event or a currency disruption event does not occur and is not continuing. In no event, however, will the determination date be postponed by more than five business days.

      If the determination date is postponed to the last possible day, but a market disruption event or currency disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the calculation agent determines that any of the indices comprising the basket or any of the final foreign exchange rates are not available on the last possible determination date because of a continuing market disruption event, currency disruption event or for any other reason, the calculation agent will nevertheless determine the final basket level based on its assessment, made in its sole discretion, of the closing levels of the indices or the relevant foreign exchange rates, as the case may be, at that time.

      If a currency disruption event occurs or is continuing on a day on which a foreign exchange transaction executed on the determination date would otherwise settle, then, if such currency disruption event is continuing on each day up to and including the business day immediately preceding the stated maturity date, the stated maturity date will be postponed to the next business day following the date on which such currency disruption event ceases, provided that the stated maturity date will never be later than the fifth business day after December 24, 2007 or, if December 24, 2007 is not a business day, no later than the sixth business day after December 24, 2007. If the currency disruption event is continuing on the business day immediately preceding the last possible day of the postponed stated maturity date, then the calculation agent will, notwithstanding the availability of a final foreign exchange rate on the determination date, adjust the final foreign exchange rate to reflect a lack of convertibility, based on the calculation agent's assessment, made in its sole discretion of a lack of convertibility of the applicable currency.

      For the avoidance of doubt, if a currency disruption event constitutes or coincides with any market disruption event, the terms of the notes shall be adjusted by the calculation agent, in its sole discretion to reflect the currency disruption event only after any necessary adjustments have been made as a result of the market disruption event.

DISCONTINUANCE OR MODIFICATION OF THE INDICES

      If any of the index sponsors discontinues publication of its applicable index and that index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the applicable index, then the calculation agent will determine the amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the calculation agent as a successor index.

      If the calculation agent determines that the publication of any of the indices is discontinued and there is no successor index, or that the level of any of the indices is not available on the determination date because of a market disruption event or for any other reason, the calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable index.

      If the calculation agent determines that any index, the stocks comprising any index or the method of calculating any index is changed at any time in any respect -- including any addition, deletion or substitution and any reweighting or rebalancing of the index stocks and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index stocks or their issuers or is due to any other reason -- then the calculation agent will be permitted (but not required) to make such adjustments in the applicable index or the method of its calculation as it believes are appropriate to ensure that the applicable final index level used to determine the amount payable on the stated maturity date is equitable.

      All determinations and adjustments to be made by the calculation agent with respect to any index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

DEFAULT AMOUNT ON ACCELERATION

      If an event of default occurs and the maturity of your note is accelerated, we will pay the default amount in respect of the principal of your note at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under "-- Special Calculation Provisions" below.

      For the purpose of determining whether the holders of our Series B medium-term notes, which include the offered notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each offered note as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the offered notes. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under "Description of Debt Securities We May Offer -- Default, Remedies and Waiver of Default" and "-- Modification of the Debt Indentures and Waiver of Covenants".

                               MANNER OF PAYMENT

      Any payment on your note at maturity will be made to an account designated by the holder of your note and approved by us, or at the office of the trustee in New York City, but only when your note is surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

                             MODIFIED BUSINESS DAY

      As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day has a different meaning than it does for other Series B medium-term notes. We discuss this term under "-- Special Calculation Provisions" below.

                           ROLE OF CALCULATION AGENT

      The calculation agent in its sole discretion will make all determinations regarding the reference amounts, the final basket level, the basket return, the closing levels of the four indices, the final foreign exchange rates, market disruption events, currency disruption events, business days, the default amount and the payment amount on your note, if any, to be made at maturity. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

      Please note that Goldman, Sachs & Co., our affiliate, is currently serving as the calculation agent as of the original issue date of your note. We may change the calculation agent for your note at any time after the original issue date without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days' written notice to Goldman Sachs.

                         SPECIAL CALCULATION PROVISIONS

BUSINESS DAY

      When we refer to a business day with respect to your note, we mean a day that is a business day of the kind described in the accompanying prospectus and that is also a day on which the respective principal securities markets for all the index stocks are open for trading, all of the index sponsors are open for business and the closing levels for all of the indices are calculated and published by the index sponsors.

DEFAULT AMOUNT

      The default amount for your note on any day will be an amount, in the specified currency for the principal of your note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your note. That cost will equal:

- the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

- the reasonable expenses, including reasonable attorneys' fees, incurred by the holder of your note in preparing any documentation necessary for this assumption or undertaking.

      During the default quotation period for your note, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest -- or, if there is only one, the only -- quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

- no quotation of the kind referred to above is obtained or

- every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

      If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

      In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your note.

QUALIFIED FINANCIAL INSTITUTIONS. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

- A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

- P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MARKET DISRUPTION EVENT

      Any of the following will be a market disruption event with respect to any one of the four indices:

- a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of the index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- a suspension, absence or material limitation of trading in option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- index stocks constituting 20% or more, by weight, of the index, or option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index, if available, are not trading on what were the respective primary markets for those index stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see "Use of Proceeds and Hedging" below.

      The following events will not be market disruption events with respect to an index:

- a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and

- a decision to permanently discontinue trading in the option or futures contracts relating to the index or to any index stock.

      For this purpose, an "absence of trading" in the primary securities market on which an index stock, or on which option or futures contracts relating to any of the indices or an index stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts relating to any of the indices or an index stock, if available, in the primary market for that stock or those contracts, by reason of:

- a price change exceeding limits set by that market, or

- an imbalance of orders relating to that stock or those contracts, or

- a disparity in bid and ask quotes relating to that stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

      As is the case throughout this prospectus supplement, references to an index in this description of market disruption events includes the applicable index and any successor index as it may be modified, replaced or adjusted from time to time.

CURRENCY DISRUPTION EVENT

      A currency disruption event with respect to any of the four currencies applicable to the offered notes means the occurrence or continuance of any of the following, as determined by the calculation agent:

- the failure by the central bank of the local jurisdiction (or any successor to the central bank of the local jurisdiction as the central and monetary authority of the local jurisdiction) to approve to the extent legally required or permit the exchange of local currency for U.S. dollars, or any other action of the dominant authority (including the promulgation, operation or enforcement of any law, act, decree, regulation, ordinance, order, policy or determination, or modification of, or change in the interpretation of any of the foregoing) or any event in the local jurisdiction that has the effect of preventing such exchange, the transfer of any U.S. dollars from accounts in the local jurisdiction to accounts outside of the local jurisdiction or the transfer of local currency between accounts in the local jurisdiction to a person that is a non-resident of the local jurisdiction by The Goldman Sachs Group, Inc. or any of its affiliates, or if U.S. dollars are unavailable in any legal exchange market for purchase with local currency settled through the banking system of the local jurisdiction in accordance with normal commercial practice; provided that any such failure, action, event or unavailability is not the result of the failure by The Goldman Sachs Group, Inc. or any of its affiliates to comply with all legal requirements of the local jurisdiction (unless such legal requirements are imposed after December
  17) except if and when required by U.S. law;

- the failure of the government of the local jurisdiction, or any agency or subdivision thereof, to make timely payment in full of any principal, interest or other amounts due on any security issued by such entity;

- a declared moratorium, waiver, deferral, repudiation or rescheduling of any security issued by the government of the local jurisdiction, or any agency or subdivision thereof, or the amendment or modification of the terms and conditions of the security issued by such entity in a way that in any such case has a material adverse effect on the holders of such security;

- the existence of any restriction on the receipt within the local jurisdiction or the repatriation outside of the local jurisdiction of all or any portion of the principal, interest, capital gains or other proceeds of assets owned by foreign persons or entities in the local jurisdiction, including but not limited to any restriction imposed by the government of the local jurisdiction or any agency or subdivision thereof;

- a declaration of a banking moratorium or any suspension of payments by banks in the local jurisdiction;

- any expropriation, confiscation, requisition, nationalization or other action by any dominant authority that could deprive any party in the local jurisdiction, including The Goldman Sachs Group, Inc. or any of our affiliates which has an interest in the offered notes, of all or a substantial portion of its assets (including rights to receive payment) in the local jurisdiction; provided that such actions are not the result of the failure of The Goldman Sachs Group, Inc. or any of its affiliates to comply with all legal requirements of the local jurisdiction (unless such legal requirements are imposed after December 17 or constitute an expropriation in and of themselves) except if and when required by U.S. law; or

- any war (whether or not declared), revolution, insurrection or hostile act that prevents the transfer of U.S. dollars outside of the local jurisdiction or lawfully converting local currency to U.S. dollars.

      For purposes of determining the existence of a currency disruption event:

- "dominant authority" means at any time the government of the local jurisdiction or any political subdivision thereof or any other authority asserting governmental, military or political power of any kind in the local jurisdiction at such time, whether or not such authority is recognized as de facto or de jure government.

- "local currency" means with respect to the European Monetary Union, the euro; with respect to Great Britain, the British pound sterling; with respect to Switzerland, the Swiss franc; and with respect to Japan, the yen, as applicable.

- "local jurisdiction" means with respect to the initial basket, Great Britain, the European Monetary Union, Japan and Switzerland, as applicable.

                       HYPOTHETICAL RETURNS ON YOUR NOTE

      The following table, chart and examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical final basket levels on the determination date could have on the payment amount, assuming all other variables remain constant.

      Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index stocks. Among other things, the return on the notes will not reflect any dividends that may be paid on the index stocks. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your note, tax liabilities could affect the after-tax rate of return on your note to a comparatively greater extent than the after-tax return on the index stocks.

      We have assumed for the following table, chart and examples that the closing level of the indices on the determination date will be the same as they are on the stated maturity date. We have also assumed that the note is purchased on the original issue date and held until the stated maturity date and that no market or currency disruption event occurs. If you sell your note before the stated maturity date, your return will depend upon the market value of your note at the time of sale, which may be affected by a number of factors that are not reflected in the table below, such as interest rates, the volatility of the indices and currency exchange rates. Depending on the impact of these factors, you may receive significantly less than 95% of the face amount of your note in any sale of your note before the stated maturity date. In addition, assuming no changes in market conditions or any other relevant factors, the value of your note on the date of this prospectus supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. For more information on the value of your note in the secondary market, see "Additional Risk Factors Specific to Your Note -- Assuming No Changes in Market Conditions Or Any Other Relevant Factors, the Value of Your Note on the Date of this Prospectus Supplement (As Determined By Reference to Pricing Models Used by Goldman, Sachs & Co.) Is Significantly Less Than the Original Issue Price" and "-- The Market Value of Your Note May Be Influenced by Many Factors That Are Unpredictable and Interrelated in Complex Ways" above.

      The following table, chart and examples are based on basket levels and foreign exchange rates that are entirely hypothetical and do not take into account any taxes you may owe as a result of owning your note; no one can predict what the value of the indices or foreign exchange rates will be on the determination date. The indices have been highly volatile -- meaning that their levels have changed substantially in relatively short periods -- in the past and their performance cannot be predicted for the future. The final basket level can appreciate or depreciate due to changes in both index levels and foreign currency exchange rates.

      The actual performance of the indices and foreign exchange rates over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical levels of the indices shown elsewhere in this prospectus supplement. For information about the level of the indices during recent periods, see "The Indices -- Historical Closing Levels of the Indices" below. For information about the foreign exchange rates during recent periods, see "Historical Currency Exchange Rate Information" below.

      The levels in the left column of the table represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical payment amounts, based on the corresponding hypothetical final basket levels and are expressed as percentages of the face amount of a note. The hypothetical payment amounts are based on the appreciation cap of 0.48.

                             ---------------------

  Hypothetical Final Basket       Hypothetical Payment Amount as
   Level as Percentage of          Percentage of Face Amount on
    Initial Basket Level             the Stated Maturity Date
  -------------------------       -------------------------------
             200%                                143%
             175%                                143%
             150%                                143%
             148%                                143%
             140%                                135%
             130%                                125%
             120%                                115%
             110%                                105%
             100%                                 95%
              90%                                 95%
              80%                                 95%
              50%                                 95%
              30%                                 95%
               0%                                 95%

      The following chart also shows a graphical illustration of the hypothetical payment amounts (expressed as a percentage of the face amount of your note) that we would deliver to the holder of your note on the stated maturity date, if the final basket level (expressed as a percentage of the initial basket level) were any of the hypothetical levels shown on the X-Axis. The chart shows that any hypothetical final basket level equal to or less than 100% of the initial basket level (the section left of the point representing 100% on the X-Axis) would result in a hypothetical payment amount of 95% of the face amount of your note (as indicated on the Y-Axis) and, accordingly a 5% loss of principal to the holder of your note.

      The chart also shows that, based on the appreciation cap of 0.48, any hypothetical final basket level of 148% or more (the section right of the point representing 148% on the X-Axis) would result in a hypothetical payment amount of 143% of the face amount of your note.

                    (HYPOTHETICAL FINAL BASKET LEVEL GRAPH)

      The final basket level will be determined by the performance of each of the indices and their associated foreign exchange rates. The examples below demonstrate how these factors may affect the payment amount that the holder of each offered note will receive on the stated maturity date, expressed as a percentage of the face amount.

EXAMPLE I:  ALL FOUR INDEX RETURNS ARE POSITIVE, AND ALL FOUR FOREIGN CURRENCIES
            APPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN THE INITIAL BASKET LEVEL BY MORE THAN 48%. THE PAYMENT AMOUNT IS CAPPED AT 143% OF THE FACE AMOUNT.

                                     DOW JONES EURO     FTSE(TM) 100                      SWISS MARKET
                                   STOXX 50(SM) INDEX      INDEX       NIKKEI 225 INDEX     INDEX(R)
                                   ------------------   ------------   ----------------   ------------
Initial index level..............       2,692.26           4,354.20       10,092.64         5,356.50
Initial foreign exchange rate....         1.2391             1.7618        107.5100           1.2541
                                       (USD/EUR)          (USD/GBP)       (JPY/USD)        (CHF/USD)
Reference amount.................       0.011286           0.003852        0.260875         0.001946
Final index level................       3,365.33           5,225.04       12,313.02         6,534.93
Final foreign exchange rate......         1.4621             2.0261         80.6325           1.0033
                                       (USD/EUR)          (USD/GBP)       (JPY/USD)        (CHF/USD)
Initial basket level (USD).......                                                             100.00
Final basket level (USD).........                                                             148.82
Basket return....................                                                             0.4882
Supplemental payment amount as
  percentage of face amount......                                                               48.0%
Payment amount as percentage of
  face amount....................                                                              143.0%

EXAMPLE II:  ALL FOUR INDEX RETURNS ARE POSITIVE, AND ALL FOUR FOREIGN
             CURRENCIES APPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN 105% BUT LESS THAN 148% OF THE INITIAL BASKET LEVEL. THE PAYMENT AMOUNT IS GREATER THAN THE FACE AMOUNT BUT LESS THAN THE MAXIMUM PAYMENT AMOUNT.

                                     DOW JONES EURO     FTSE(TM) 100                      SWISS MARKET
                                   STOXX 50(SM) INDEX      INDEX       NIKKEI 225 INDEX     INDEX(R)
                                   ------------------   ------------   ----------------   ------------
Initial index level..............       2,692.26           4,354.20       10,092.64         5,356.50
Initial foreign exchange rate....         1.2391             1.7618        107.5100           1.2541
                                       (USD/EUR)          (USD/GBP)       (JPY/USD)        (CHF/USD)
Reference amount.................       0.011286           0.003852        0.260875         0.001946
Final index level................       3,096.10           4,876.70       11,606.54         5,999.28
Final foreign exchange rate......         1.3630             1.9027        102.1345           1.1412
                                       (USD/EUR)          (USD/GBP)       (JPY/USD)        (CHF/USD)
Initial basket level (USD).......                                                             100.00
Final basket level (USD).........                                                             123.25
Basket return....................                                                             0.2325
Supplemental payment amount as
  percentage of face amount......                                                              23.25%
Payment amount as percentage of
  face amount....................                                                              118.2%

EXAMPLE III:  ALL FOUR INDEX RETURNS ARE POSITIVE, BUT ALL FOUR FOREIGN
              CURRENCIES DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN THE INITIAL BASKET LEVEL, BUT BY LESS THAN 5%. THE SUPPLEMENTAL PAYMENT AMOUNT IS GREATER THAN ZERO BUT THE PAYMENT AMOUNT IS LESS THAN THE FACE AMOUNT.

                                     DOW JONES EURO     FTSE(TM) 100                      SWISS MARKET
                                   STOXX 50(SM) INDEX      INDEX       NIKKEI 225 INDEX     INDEX(R)
                                   ------------------   ------------   ----------------   ------------
Initial index level..............       2,692.26           4,354.20       10,092.64         5,356.50
Initial foreign exchange rate....         1.2391             1.7618        107.5100           1.2541
                                       (USD/EUR)          (USD/GBP)       (JPY/USD)        (CHF/USD)
Reference amount.................       0.011286           0.003852        0.260875         0.001946
Final index level................       3,096.10           4,876.70       11,606.54         5,999.28
Final foreign exchange rate......         1.1152             1.6209        112.8855           1.3670
                                       (USD/EUR)          (USD/GBP)       (JPY/USD)        (CHF/USD)
Initial basket level (USD).......                                                             100.00
Final basket level (USD).........                                                             104.78
Basket return....................                                                             0.0478
Supplemental payment amount as
  percentage of face amount......                                                               4.78%
Payment amount as percentage of
  face amount....................                                                              99.78%

EXAMPLE IV:  ALL FOUR INDEX RETURNS ARE POSITIVE, BUT ALL FOUR FOREIGN
             CURRENCIES DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS LESS THAN THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO, SO THE PAYMENT AMOUNT IS 95% OF THE FACE AMOUNT.

                                     DOW JONES EURO     FTSE(TM) 100                      SWISS MARKET
                                   STOXX 50(SM) INDEX      INDEX       NIKKEI 225 INDEX     INDEX(R)
                                   ------------------   ------------   ----------------   ------------
Initial index level..............       2,692.26          4,354.20        10,092.64         5,356.50
Initial foreign exchange rate....         1.2391            1.7618         107.5100           1.2541
                                       (USD/EUR)         (USD/GBP)        (JPY/USD)        (CHF/USD)
Reference amount.................       0.011286          0.003852         0.260875         0.001946
Final index level................       2,907.64          4,615.45        10,799.12         5,999.28
Final foreign exchange rate......         1.1152            1.6209         112.8855           1.3670
                                       (USD/EUR)         (USD/GBP)        (JPY/USD)        (CHF/USD)
Initial basket level (USD).......                                                             100.00
Final basket level (USD).........                                                              98.91
Basket return....................                                                            -0.0109
Supplemental payment amount as
  percentage of face amount......                                                                0.0%
Payment amount as percentage of
  face amount....................                                                               95.0%

EXAMPLE V:  ALL FOUR INDEX RETURNS ARE NEGATIVE, AND ALL FOUR FOREIGN CURRENCIES
            DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS LESS THAN THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO, SO THE PAYMENT AMOUNT IS 95% OF THE FACE AMOUNT.

                                     DOW JONES EURO     FTSE(TM) 100                      SWISS MARKET
                                   STOXX 50(SM) INDEX      INDEX       NIKKEI 225 INDEX     INDEX(R)
                                   ------------------   ------------   ----------------   ------------
Initial index level..............       2,692.26          4,354.20        10,092.64         5,356.50
Initial foreign exchange rate....         1.2391            1.7618         107.5100           1.2541
                                       (USD/EUR)         (USD/GBP)        (JPY/USD)        (CHF/USD)
Reference amount.................       0.011286          0.003852         0.260875         0.001946
Final index level................       2,288.42          3,831.70         8,578.74         4,713.72
Final foreign exchange rate......         1.1152            1.6209         112.8855           1.3670
                                       (USD/EUR)         (USD/GBP)        (JPY/USD)        (CHF/USD)
Initial basket level (USD).......                                                             100.00
Final basket level (USD).........                                                              79.26
Basket return....................                                                            -0.2074
Supplemental payment amount as
  percentage of face amount......                                                                0.0%
Payment amount as percentage of
  face amount....................                                                               95.0%

EXAMPLE VI:  ALL FOUR INDEX LEVELS REMAIN UNCHANGED, AND ALL FOUR FOREIGN
             CURRENCIES ARE UNCHANGED AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS EQUAL TO THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO. SO THE PAYMENT AMOUNT IS 95% OF THE FACE AMOUNT.

                                     DOW JONES EURO     FTSE(TM) 100                      SWISS MARKET
                                   STOXX 50(SM) INDEX      INDEX       NIKKEI 225 INDEX     INDEX(R)
                                   ------------------   ------------   ----------------   ------------
Initial index level..............       2,692.26          4,354.20        10,092.64         5,356.50
Initial foreign exchange rate....         1.2391            1.7618         107.5100           1.2541
                                       (USD/EUR)         (USD/GBP)        (JPY/USD)        (CHF/USD)
Reference amount.................       0.011286          0.003852         0.260875         0.001946
Final index level................       2,692.26          4,354.20        10,092.64         5,356.50
Final foreign exchange rate......         1.2391            1.7618         107.5100           1.2541
                                       (USD/EUR)         (USD/GBP)        (JPY/USD)        (CHF/USD)
Initial basket level (USD).......                                                             100.00
Final basket level (USD).........                                                             100.00
Basket return....................                                                                0.0%
Supplemental payment amount as
  percentage of face amount......                                                                0.0%
Payment amount as percentage of
  face amount....................                                                               95.0%

      Payments on this note may be economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the note may be economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond and an option, in each case, bought by the holder (with an implicit option premium paid over time by the holder).

   We cannot predict the actual final basket level on the determination date or the market value of your note, nor can we predict the relationship between the basket level and the market value of your note at any time prior to the stated maturity date. The actual amount that a holder of the offered notes will receive at stated maturity and the rate of return on the offered notes will depend on the actual final basket level determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your note on the stated maturity date may be very different from the information reflected in the table and chart above.

                          USE OF PROCEEDS AND HEDGING

      We will use the net proceeds we receive from the sale of the offered notes for the purposes we describe in the accompanying prospectus under "Use of Proceeds". We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

      In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of futures and other instruments linked to the indices and foreign currencies on or before the trade date. In addition, from time to time after we issue the offered notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other index-linked notes we issue, some of which may have returns linked to any one or more of the indices or index stocks or foreign currencies. Consequently, with regard to your note, from time to time, we and/or our affiliates:

- expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the indices or some or all index stocks or foreign currencies,

- may take or dispose of positions in the securities of the index stock issuers themselves,

- may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the European and Japanese stock exchanges or other components of the European and Japanese equity markets, and/or

- may take short positions in the index stocks or other securities of the kind described above -- i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

- may acquire or dispose of U.S. dollars in foreign exchange transactions involving the euro, British pound sterling, Japanese yen and Swiss franc.

      We and/or our affiliates may acquire a long or short position in securities similar to your note from time to time and may, in our or their sole discretion, hold or resell those securities.

      In the future, we and/or our affiliates expect to close out hedge positions relating to the offered notes and perhaps relating to other notes with returns linked to the indices, the index stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the indices and foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the index stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the indices or the foreign currencies, some or all of the index stocks or indices designed to track the performance of the European and Japanese stock exchanges or other components of the European and Japanese equity markets.

   The hedging activity discussed above may adversely affect the market value of your note from time to time and the amount we will pay on your note at maturity. See "Additional Risk Factors Specific to Your Note -- Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Indices, the Currencies They Are Denominated in, or the Index Stocks May Impair the Value of Your Note" and "-- Our Business Activities May Create Conflicts of Interest Between You and Us" above for a discussion of these adverse effects.

                                  THE INDICES

We have derived all information regarding each of the four indices contained in this prospectus supplement, from publicly available information without independent verification. Each of the index sponsors owns the copyright and all rights to its applicable index. None of the index sponsors has an obligation to continue to publish, and may discontinue publication of, its applicable index. The consequences of any of the index sponsors discontinuing or modifying its applicable index are described in the section entitled "Specific Terms of Your Note -- Discontinuance or Modification of the Indices" above.

                       DOW JONES EURO STOXX 50(SM) INDEX

      The Dow Jones Euro STOXX 50(SM) Index is a capitalization-weighted index of 50 European blue-chip stocks. The index was developed with a base value of 1,000 as of December 31, 1991. Additional information about the index is available on the website http://www.stoxx.com.

                               FTSE(TM) 100 INDEX

      The FTSE(TM) 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base level of 1,000 as of January 3, 1984. Additional information about the index is available on the website http://www.ftse.com.

                                NIKKEI 225 INDEX

      The Nikkei-225 Stock Average is a price-weighted index of 225 top-rated Japanese companies listed in the First Section of the Tokyo Stock Exchange. The Nikkei Stock Average was first published on May 16, 1949, where the average price was Y176.21 with a divisor of 225. Additional information about the index is available on the website http://www.nni.nikkei.co.jp/FR/
SERV/nikkei  indexes/nifaq225.html.

                             SWISS MARKET INDEX(R)

      The Swiss Market Index(R) is a capitalization-weighted index of the largest and most liquid stocks traded on the Electronic Bourse System. The SMI(R) was developed with a base value of 1,500 as of June 30, 1998. Additional information about the index is available on the website http://www.swx.com.

                    HISTORICAL CLOSING LEVELS OF THE INDICES

      The respective closing levels of the indices have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of any of the indices during any period shown below is not an indication that the indices are more or less likely to increase or decrease at any time during the term of your note. You should not take the historical levels of the indices as an indication of future performance. We cannot give you any assurance that the future performance of the indices or the index stocks will result in you receiving an amount greater than 95% of the outstanding face amount of your note on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the indices. The actual performance of the index over the life of the offered notes may bear little relation to the historical levels shown below.

      The tables below show the high, the low and the last closing levels of each index for each of the four calendar quarters in 2001, 2002 and 2003 through December 17, 2003. We obtained the closing levels listed in the four tables below from Bloomberg Financial Services, without independent verification.

 QUARTERLY HIGH, LOW OR CLOSING LEVELS OF THE DOW JONES EURO STOXX(SM) 50 INDEX

                                                           HIGH              LOW             CLOSE
                                                         ---------        ---------        ---------
2001
  Quarter ended March 31...............................   4,787.45         3,891.49         4,185.00
  Quarter ended June 30................................   4,582.07         4,039.16         4,243.91
  Quarter ended September 30...........................   4,304.44         2,877.68         3,296.66
  Quarter ended December 31............................   3,828.76         3,208.31         3,806.13
2002
  Quarter ended March 31...............................   3,833.09         3,430.18         3,784.05
  Quarter ended June 30................................   3,748.44         2,928.72         3,133.39
  Quarter ended September 30...........................   3,165.47         2,187.22         2,204.39
  Quarter ended December 31............................   2,669.89         2,150.27         2,386.41
2003
  Quarter ended March 31...............................   2,529.86         1,849.64         2,036.86
  Quarter ended June 30................................   2,527.44         2,067.23         2,419.51
  Quarter ended September 30...........................   2,641.55         2,366.86         2,395.87
  Quarter ending December 31 (through December 17,
     2003).............................................   2,698.77         2,434.63         2,692.26
  Closing level of the index on December 17, 2003......                                     2,692.26

        QUARTERLY HIGH, LOW OR CLOSING LEVELS OF THE FTSE(TM) 100 INDEX

                                                           HIGH              LOW             CLOSE
                                                         ---------        ---------        ---------
2001
  Quarter ended March 31...............................   6,334.50         5,314.80         5,633.70
  Quarter ended June 30................................   5,976.60         5,463.10         5,642.50
  Quarter ended September 30...........................   5,716.70         4,433.70         4,903.40
  Quarter ended December 31............................   5,369.80         4,785.60         5,217.40
2002
  Quarter ended March 31...............................   5,323.80         5,024.10         5,271.80
  Quarter ended June 30................................   5,263.90         4,531.00         4,656.40
  Quarter ended September 30...........................   4,685.80         3,671.10         3,721.80
  Quarter ended December 31............................   4,190.00         3,730.50         3,940.40
2003
  Quarter ended March 31...............................   4,009.50         3,287.00         3,613.30
  Quarter ended June 30................................   4,207.00         3,684.80         4,031.20
  Quarter ended September 30...........................   4,314.70         3,963.90         4,091.30
  Quarter ending December 31 (through December 17,
     2003).............................................   4,410.00         4,169.20         4,354.20
  Closing level of the index on December 17, 2003......                                     4,354.20

         QUARTERLY HIGH, LOW OR CLOSING LEVELS OF THE NIKKEI 225 INDEX

                                                           HIGH              LOW             CLOSE
                                                         ---------        ---------        ---------
2001
  Quarter ended March 31...............................  14,032.42        11,819.70        12,999.70
  Quarter ended June 30................................  14,529.41        12,574.26        12,969.05
  Quarter ended September 30...........................  12,817.41         9,504.41         9,774.68
  Quarter ended December 31............................  11,064.30         9,924.23        10,542.62
2002
  Quarter ended March 31...............................  11,919.30         9,420.85        11,024.94
  Quarter ended June 30................................  11,979.85        10,074.56        10,621.84
  Quarter ended September 30...........................  10,960.25         9,075.09         9,383.29
  Quarter ended December 31............................   9,215.56         8,303.39         8,578.95
2003
  Quarter ended March 31...............................   8,790.92         7,862.43         7,972.71
  Quarter ended June 30................................   9,137.14         7,607.88         9,083.11
  Quarter ended September 30...........................  11,033.32         9,265.56        10,219.05
  Quarter ending December 31 (through December 17,
     2003).............................................  11,161.71         9,614.60        10,092.64
  Closing level of the index on December 17, 2003......                                    10,092.64

              QUARTERLY HIGH, LOW OR CLOSING LEVELS OF THE SMI(R)

                                                              HIGH            LOW            CLOSE
                                                            --------        --------        --------
2001
  Quarter ended March 31..................................  8,118.90        6,574.00        7,167.80
  Quarter ended June 30...................................  7,705.80        6,825.40        7,240.20
  Quarter ended September 30..............................  7,316.00        5,110.20        6,014.20
  Quarter ended December 31...............................  6,605.60        5,858.90        6,417.80
2002
  Quarter ended March 31..................................  6,655.20        6,105.20        6,655.20
  Quarter ended June 30...................................  6,694.10        5,594.20        5,979.70
  Quarter ended September 30..............................  6,024.20        4,561.40        4,783.00
  Quarter ended December 31...............................  5,181.90        4,435.00        4,630.80
2003
  Quarter ended March 31..................................  4,965.30        3,675.40        4,085.60
  Quarter ended June 30...................................  4,992.50        4,135.50        4,813.70
  Quarter ended September 30..............................  5,422.60        4,700.80        5,043.50
  Quarter ending December 31 (through December 17,
     2003)................................................  5,440.70        4,700.80        5,356.50
  Closing level of the index on December 17, 2003.........                                  5,356.50

                               LICENSE AGREEMENTS

      We or Goldman, Sachs & Co. have entered or expect to enter into non-exclusive license agreements with each of the sponsors of the Dow Jones Euro STOXX 50(SM) Index, the FTSE(TM) 100 Index, the Nikkei 225 Index and the Swiss Market Index, whereby we and our affiliates, in exchange for a fee, are permitted to use the indices in connection with the offer and sale of the offered notes. We are not affiliated with any of the index sponsors; the only relationship between any of the index sponsors and us is the licensing of the use of such index and trademarks relating to such index.

      Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the indices or any successor indices.

LICENSE AGREEMENT FOR THE DOW JONES EURO STOXX 50(SM) INDEX

      The Dow Jones Euro STOXX 50(SM) Index is owned and published by STOXX. The license agreement between STOXX and Goldman, Sachs & Co. provides that the following language must be set forth in this prospectus supplement: The notes are not sponsored, endorsed, sold or promoted by STOXX LIMITED ("STOXX") or DOW JONES & COMPANY, INC. ("DOW JONES"). Neither STOXX nor DOW JONES makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The only relationship of STOXX to the licensee is as the licensor of the Euro STOXX 50(SM) Index and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the DOW JONES INDEXES(SM) and of certain trademarks, trade names and service marks of DOW JONES. The aforementioned indexes are determined, composed and calculated by STOXX or DOW JONES, as the case may be, without regard to the licensee or the notes. Neither STOXX nor DOW JONES is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither STOXX nor DOW JONES has any obligation or liability in connection with the administration, marketing or trading of the notes.

      NEITHER STOXX NOR DOW JONES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN, AND NEITHER SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER STOXX OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX AND THE LICENSEE OTHER THAN LICENSEE'S AFFILIATES.

LICENSE AGREEMENT OF THE FTSE(TM) 100 INDEX

      The FTSE(TM) 100 Index is calculated by FTSE. The license agreement between FTSE International Limited and Goldman Sachs provides that the following language must be set forth in the prospectus supplement: The notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited ("FTSE") or by the London Stock Exchange Plc (the "Exchange") or by the Financial Times Limited ("FT") and neither FTSE nor

Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE(TM) 100 Index and/or the figure at which the FTSE(TM) 100 Index stands at any particular time on any particular day or otherwise. The FTSE(TM) 100 Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE or Exchange or FT shall be under any obligation to advise any person or any error therein.

      "FTSE(TM)", "FT-SE(R)" and "Footsie(R)" are trademarks of the London Stock Exchange Plc and The Financial Times Ltd. and are used by FTSE International Limited under license.

LICENSE AGREEMENT FOR THE NIKKEI 225 INDEX

      NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The offered notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus supplement that NKS makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the offered notes or any member of the public regarding the advisability of investing in securities generally or in the offered notes in particular or the ability of the Nikkei 225 Index to track general stock market performance.

      NKS determines, composes and calculates the Nikkei 225 Index without regard to your note. NKS has no obligation to take into account your interest, or that of anyone else having an interest, in your note in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for and has not participated in the determination of the terms, prices or amount of your note and will not be responsible for or participate in any determination or calculation regarding the principal amount of your note payable at the stated maturity date. NKS has no obligation or liability in connection with the administration, marketing or trading of your note.

      NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any initial Nikkei 225 Index level or final Nikkei 225 index level or any amount payable upon maturity of the offered notes.

      NKS DOES NOT GUARANTEE THE ACCURACY OF THE COMPLETENESS OF THE NIKKEI 225 INDEX OR ANY DATA INCLUDED IN THE NIKKEI 225 INDEX. THE NIKKEI 225 INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

LICENSE AGREEMENT FOR THE SWISS MARKET INDEX(R)

      The use of and reference to the Swiss Market Index(R) (SMI(R)) in connection with the notes has been consented to by the SWX Swiss Exchange, the publisher of the SMI(R), providing that the following language must be set forth in this prospectus supplement: The notes are not in any way sponsored, endorsed, sold or promoted by the SWX Swiss Exchange and the Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI(R) and/or the figure at which the SMI(R) stands at any particular time on any particular day or otherwise. However, the SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI(R) and the SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein. SMI(R) is a registered trademark of SWX Swiss Exchange which is used under license.

                 HISTORICAL CURRENCY EXCHANGE RATE INFORMATION

      Provided below are historical mid exchange rates between the euro, British pound sterling, Japanese yen, Swiss franc and the U.S. dollar for the four calendar quarters in 2001, 2002 and 2003, through December 17, 2003. We make no representation that these foreign currency amounts could have been or could be converted into U.S. dollars, as the case may be, at any particular rate or at any rate. The data presented in this prospectus supplement relating to the foreign exchange rates for the U.S. dollar are furnished for informational purposes only and based on public information. We cannot assure you that such disclosure is accurate. See "Additional Risk Factors Specific to Your
Note -- The Return on Your Note Will Depend on Changes in the Level of the Indices and is Subject to Currency Exchange Rate Risk" above.

      The foreign exchange rates have fluctuated in the past, and may, in the future, experience significant fluctuations. The fluctuation in the exchange rate between the respective foreign currencies and the U.S. dollar will affect the amount payable at maturity.

      Governmental actions affecting such exchange rate in the past and over the life of the notes may include the imposition of exchange or regulatory controls or taxes, the intervention by the central bank, the replacement of the respective foreign currency or the alteration of the exchange rate or the relative exchange characteristics by devaluation or revaluation of the respective foreign currency. We cannot assure you that the respective governments will not impose foreign currency exchange controls in the future.

      The exchange rate between each of the respective foreign currencies and the U.S. dollar varies over time. Changes in the foreign exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in Europe, Japan and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Europe, Japan and the United States and other countries important to international trade and finance.

      The price of the notes could also be adversely affected by delays in, or refusal to grant, any required government approval for conversions of a local currency and remittances abroad with respect to the indices comprising the basket or other de facto restrictions on the repatriation of U.S. dollars.

      The following tables show, for the periods indicated, the high, low and closing mid exchange rates. We obtained the exchange rates listed below from Bloomberg Financial Services, without independent verification.

                          USD/EUR                              HIGH          LOW          CLOSE
                          -------                             ------        ------        ------
2001
  Quarter ended March 31....................................  0.9570        0.8767        0.8767
  Quarter ended June 30.....................................  0.9042        0.8424        0.8490
  Quarter ended September 30................................  0.9277        0.8364        0.9114
  Quarter ended December 31.................................  0.9205        0.8770        0.8895
2002
  Quarter ended March 31....................................  0.9033        0.8593        0.8717
  Quarter ended June 30.....................................  0.9914        0.8750        0.9914
  Quarter ended September 30................................  1.0117        0.9660        0.9866
  Quarter ended December 31.................................  1.0492        0.9707        1.0492
2003
  Quarter ended March 31....................................  1.1054        1.0362        1.0915
  Quarter ended June 30.....................................  1.1909        1.0695        1.1511
  Quarter ended September 30................................  1.1656        1.0809        1.1656
  Quarter ending December 31 (through December 17, 2003)....  1.2412        1.1416        1.2412
  Mid-exchange closing rate on December 17, 2003............                              1.2412

                          USD/GBP                              HIGH          LOW          CLOSE
                          -------                             ------        ------        ------
2001
  Quarter ended March 31....................................  1.5038        1.4161        1.4161
  Quarter ended June 30.....................................  1.4467        1.3727        1.4153
  Quarter ended September 30................................  1.4763        1.3994        1.4743
  Quarter ended December 31.................................  1.4842        1.4095        1.4546
2002
  Quarter ended March 31....................................  1.4534        1.4082        1.4259
  Quarter ended June 30.....................................  1.5335        1.4308        1.5335
  Quarter ended September 30................................  1.5844        1.5201        1.5684
  Quarter ended December 31.................................  1.6100        1.5432        1.6100
2003
  Quarter ended March 31....................................  1.6552        1.5624        1.5827
  Quarter ended June 30.....................................  1.6853        1.5541        1.6546
  Quarter ended September 30................................  1.6691        1.5674        1.6618
  Quarter ending December 31 (through December 17, 2003)....  1.7663        1.6624        1.7663
  Mid-exchange closing rate on December 17, 2003............                              1.7663

                          JPY/USD                              HIGH          LOW          CLOSE
                          -------                             ------        ------        ------
2001
  Quarter ended March 31....................................  126.33        113.57        126.33
  Quarter ended June 30.....................................  126.80        119.22        124.65
  Quarter ended September 30................................  125.87        116.38        119.56
  Quarter ended December 31.................................  131.79        119.88        131.66
2002
  Quarter ended March 31....................................  134.71        127.56        132.73
  Quarter ended June 30.....................................  133.48        119.47        119.47
  Quarter ended September 30................................  123.90        115.81        121.81
  Quarter ended December 31.................................  125.51        118.52        118.79
2003
  Quarter ended March 31....................................  121.69        116.84        118.09
  Quarter ended June 30.....................................  120.55        116.08        119.80
  Quarter ended September 30................................  120.55        110.78        111.49
  Quarter ending December 31 (through December 17, 2003)....  110.99        107.26        107.40
  Mid-exchange closing rate on December 17, 2003............                              107.40

                          CHF/USD                              HIGH          LOW          CLOSE
                          -------                             ------        ------        ------
2001
  Quarter ended March 31....................................  1.7428        1.5980        1.7428
  Quarter ended June 30.....................................  1.8052        1.6916        1.7921
  Quarter ended September 30................................  1.8181        1.5790        1.6204
  Quarter ended December 31.................................  1.6936        1.6081        1.6603
2002
  Quarter ended March 31....................................  1.7192        1.6442        1.6813
  Quarter ended June 30.....................................  1.6759        1.4810        1.4810
  Quarter ended September 30................................  1.5198        1.4402        1.4752
  Quarter ended December 31.................................  1.5121        1.3836        1.3836
2003
  Quarter ended March 31....................................  1.4029        1.3259        1.3514
  Quarter ended June 30.....................................  1.3936        1.2832        1.3509
  Quarter ended September 30................................  1.4189        1.3192        1.3192
  Quarter ending December 31 (through December 17, 2003)....  1.3771        1.2534        1.2534
  Mid-exchange closing rate on December 17, 2003............                              1.2534

           SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

   The following section supplements the discussion of U.S. Federal income taxation in the accompanying prospectus with respect to United States holders. The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc.

      This section applies to you only if you are a United States holder that holds your note as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

- a citizen or resident of the United States;

- a domestic corporation;
- an estate whose income is subject to United States federal income tax regardless of its source; or

- a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

      This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

- a dealer in securities or currencies;

- a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

- a bank;

- a life insurance company;

- a tax exempt organization;

- a person that owns a note as a hedge or that is hedged against interest rate risks;

- a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

- a person whose functional currency for tax purposes is not the U.S. dollar.

      This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

   Please consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your note in your particular circumstances.

      Your note will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your note and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your note (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of your note prior to your receipt of cash attributable to such income.

      You may obtain the comparable yield and projected payment schedule from us by contacting the Goldman Sachs Corporate Treasury Department, Debt Administration Group, at 212-902-1000. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your note, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

   The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your note, and we make no representation regarding the amount of contingent payments with respect to your note.

      If you purchase your note for an amount that differs from the note's adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your note and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of your note will equal your note's original issue price plus any interest deemed to be accrued on your note (under the rules governing contingent payment obligations) as of the time you purchase your note.

      If the adjusted issue price of your note is greater than the price you paid for your note, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your note is less than the price you paid for your note, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

      Because any Form 1099-OlD that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of a note at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OlD.

      You will recognize gain or loss upon the sale or maturity of your note in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in your note. In general, your adjusted basis in your note will equal the amount you paid for your note, increased by the amount of interest you previously accrued with respect to your note (in accordance with the comparable yield and the projected payment schedule for your note) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your note at a price other than the adjusted issue price determined for tax purposes.

      Any gain you recognize upon the sale or maturity of your note will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your note, and thereafter, capital loss.

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

      Please see the discussion under "United States Taxation -- Taxation of Debt Securities -- Backup Withholding and Information Reporting -- United States Holders" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your note.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

      This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the offered notes.

      The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

      The Goldman Sachs Group, Inc. and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, The Goldman Sachs Group, Inc. (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue
Code), which we call collectively "Plans", and with respect to which The Goldman Sachs Group, Inc. or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the offered notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the offered notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the offered notes, or any exercise related thereto or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the offered notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the offered notes and the transactions contemplated with respect to the offered notes.

   If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the offered notes, you should consult your legal counsel.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

      The Goldman Sachs Group, Inc. has agreed to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. has agreed to purchase from The Goldman Sachs Group, Inc., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. Goldman, Sachs & Co. intends to resell the offered notes at the original issue price.

      In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The Goldman Sachs Group, Inc. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $39,000. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the accompanying prospectus.

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  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                             ----------------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                Page
                                                ----
Summary Information...........................    S-2
Additional Risk Factors Specific to Your
  Note........................................   S-13
Specific Terms of Your Note...................   S-21
Hypothetical Returns on Your Note.............   S-29
Use of Proceeds and Hedging...................   S-35
The Indices...................................   S-36
Historical Closing Levels of the Indices......   S-36
Historical Currency Exchange Rate
  Information.................................   S-41
Supplemental Discussion of Federal Income Tax
  Consequences................................   S-44
Employee Retirement Income Security Act.......   S-46
Supplemental Plan of Distribution.............   S-47

    Prospectus Supplement dated December 9, 2003
Use of Proceeds...............................    S-2
Description of Notes We May Offer.............    S-3
United States Taxation........................   S-20
Employee Retirement Income Security Act.......   S-20
Supplemental Plan of Distribution.............   S-20
Validity of the Notes.........................   S-22

                     Prospectus
Available Information.........................      2
Prospectus Summary............................      4
Ratio of Earnings to Fixed Charges............      8
Description of Debt Securities We May Offer...      9
Description of Warrants We May Offer..........     32
Description of Purchase Contracts We May
  Offer.......................................     49
Description of Units We May Offer.............     54
Description of Preferred Stock We May Offer...     60
Description of Capital Stock..................     68
Legal Ownership and Book-Entry Issuance.......     73
Considerations Relating to Securities issued
  in Bearer Form..............................     79
Considerations Relating to Indexed
  Securities..................................     83
Considerations Relating to Securities
  Denominated or Payable in or Linked to a
  Non-U.S. Dollar Currency....................     86
United States Taxation........................     89
Plan of Distribution..........................    109
Employee Retirement Income Security Act.......    112
Validity of the Securities....................    112
Experts.......................................    112
Cautionary Statement Pursuant to the Private
  Securities Litigation Reform Act of 1995....    113

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                                  $14,000,000

                               THE GOLDMAN SACHS
                                   GROUP INC.

                        International Index-Linked Notes
                               due December 2007
                      (Linked to a Basket of the Dow Jones
                            Euro STOXX 50(SM) Index,
                            the FTSE(TM) 100 Index,
                            the Nikkei 225 Index and
                           the Swiss Market Index(R))
                             ----------------------

                              [GOLDMAN SACHS LOGO]

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                              GOLDMAN, SACHS & CO.
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